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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

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YAHOO! INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        To Be Held May 16, 2003

        We will hold the Annual Meeting of Stockholders of Yahoo! Inc., a Delaware corporation (the "Company" or "us"), at the Santa Clara Marriott Hotel, located at 2700 Mission College Boulevard, Santa Clara, California, on Friday, May 16, 2003, at 10:00 a.m. local time (the "Annual Meeting"), for the following purposes:

  1.
  To elect nine directors of the Company to serve until the 2004 Annual Meeting of Stockholders or until their respective successors are elected and qualified;

  2.
  To amend the Company's 1995 Stock Plan to enable the Company to grant additional types of equity-based awards under the 1995 Stock Plan, including but not limited to, stock appreciation rights, indexed options, restricted stock, restricted stock units and dividend equivalents, and to extend the termination date of the plan;

  3.
  To ratify the appointment of PricewaterhouseCoopers LLP as the independent accountants of the Company for the fiscal year ending December 31, 2003;

  4.
  To vote upon three proposals submitted by stockholders, if properly presented at the meeting; and

  5.
  To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

        The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached to and made a part of this Notice.

        The board of directors has fixed the close of business on March 21, 2003 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

        All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided, or vote electronically through the Internet or by telephone, to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement. Only stockholders of record as of the close of business on March 21, 2003 are entitled to receive notice of, to attend and to vote at the meeting.

By Order of the Board of Directors,

Jonathan K. Sobel Senior Vice President, General Counsel and Secretary

Sunnyvale, California
April 15, 2003

701 First Avenue
Sunnyvale, CA 94089

PROXY STATEMENT

General

        This Proxy Statement is furnished in connection with the solicitation by the board of directors of Yahoo! Inc., a Delaware corporation (the "Company" or "Yahoo!"), of proxies for use in voting at the Annual Meeting of Stockholders, to be held at the Santa Clara Marriott Hotel, located at 2700 Mission College Boulevard, Santa Clara, California, on Friday, May 16, 2003, at 10:00 a.m., local time (the "Annual Meeting"), and any adjournment or postponement thereof.

        On or about April 15, 2003, this Proxy Statement, the enclosed proxy card and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 are being mailed to stockholders entitled to vote at the Annual Meeting.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention: Secretary) a written notice of revocation or an authorized proxy bearing a later date (including a proxy by telephone or over the Internet), or by attending the Annual Meeting and voting in person.

Record Date; Attending the Annual Meeting

        The close of business on March 21, 2003 has been fixed as the record date (the "Record Date") for determining the holders of shares of common stock, par value $0.001 per share (the "Common Stock"), of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had 598,359,527 shares of Common Stock outstanding.

        If you are a stockholder of record, you will need to bring the attached proxy card with you to the meeting.

        If you own shares in street name, tell your broker bank that you are planning to attend the Annual Meeting and would like a legal proxy. You will need to bring the legal proxy with you to the meeting. If you do not receive the legal proxy in time, bring with you to the meeting your most recent brokerage account statement showing that you owned Yahoo! stock as of the record date. We can use that to verify your ownership of Common Stock and admit you to the meeting; however, you will not be able to vote your shares at the meeting without a legal proxy. Please note that if you own shares in street name and you request a legal proxy any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the meeting and vote in person. Each stockholder may be asked to present valid picture identification such as a driver's license or passport in addition to documentation indicating share ownership.

Voting and Solicitation

        Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters, subject to the conditions described below. A list of stockholders entitled to vote at the Annual Meeting will be available during ordinary business hours at the Company's offices at 701 First Avenue, Sunnyvale, CA 94089 for a period of at least 10 days prior to the Annual Meeting.

        Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections, with the assistance of the Company's transfer agent. The Inspector of Elections will also determine whether or not a quorum is present at the Annual Meeting. The presence of a quorum is required to transact the business proposed to be transacted at the Annual Meeting. The presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. Directors will be elected by a plurality of the votes cast by the holders of the Company's Common Stock voting in person or by proxy at the Annual Meeting. Proposals numbers 2 through 6 will require the affirmative vote of a majority of the votes represented by the shares of Common Stock present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions will have the same practical effect as a negative vote but broker non-votes will not be counted for any purpose in determining whether a matter has been approved.

        The shares represented by the proxies received, properly marked, dated, and signed, or submitted via the Internet or by telephone by following the instructions on the proxy card, and not revoked will be voted at the Annual Meeting.

        Where such proxies specify a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications made. Where no choice has been specified, the proxy will be voted FOR the election of each of the nine nominees for director named below (Proposal No. 1), FOR amendment of the Company's 1995 Stock Plan to enable the Company to grant additional types of equity-based awards under the 1995 Stock Plan, including but not limited to, stock appreciation rights, indexed options, restricted stock, restricted stock units and dividend equivalents, and to extend the termination date of the plan (Proposal No. 2), FOR ratification of PricewaterhouseCoopers LLP as the independent accountants of the Company for the fiscal year ending December 31, 2003 (Proposal No. 3), AGAINST the three proposals submitted by the stockholders (Proposal Nos. 4, 5 and 6), and as the proxy holders deem advisable on other matters that may come before the Annual Meeting. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as voting with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general requirements of applicable law concerning voting of shares and determination of a quorum.

        The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically, through the Internet or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation. The Company has retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies, for a fee estimated to be approximately $18,500. The Company may generate other expenses in connection with the solicitation of proxies for the Annual Meeting.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominees

        At the Annual Meeting, the stockholders will elect nine directors to serve until the 2004 Annual Meeting of Stockholders or until their respective successors are elected and qualified. Unless marked otherwise, proxies received will be voted FOR the election of the nine nominees named below. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible, and in such an event, the specific nominees to be voted for will be determined by the proxy holders.

        Assuming a quorum is present, the nine nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of the Company. Stockholders are not entitled to cumulate votes in the election of directors. All nominees have consented to serve as directors, if elected. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the persons who are designated as proxies intend to vote, in their discretion, for such other persons, if any, as may be designated by the board of directors. As of the date of this Proxy Statement, the board of directors has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

        The names of the nominees, their ages as of February 14, 2003, and certain other information about them are set forth below:

Name	Age	Position
Terry S. Semel	59	Chairman and Chief Executive Officer
Jerry Yang	34	Chief Yahoo! and Director
Roy J. Bostock	62	Nominee
Ronald W. Burkle (3)	50	Director
Eric Hippeau(1)	51	Director
Arthur H. Kern (1)(2)(3)	56	Director
Robert A. Kotick	39	Director
Edward R. Kozel (2)	47	Director
Gary L. Wilson (1)(2)	63	Director

(1)
Member of the Compensation Committee

(2)
Member of the Audit Committee

(3)
Member of the Nominating Committee

        Each of the director nominees listed above was elected to be a director at the Company's Annual Meeting of Stockholders held on April 26, 2002, except for Mr. Kotick, who was appointed by the board of directors effective March 11, 2003 to fill the vacancy created by the resignation from the board of directors by Michael Moritz, and Mr. Bostock, a nominee to the board of directors. There are no family relationships among any of the directors or executive officers of the Company.

        Mr. Semel was appointed as the Company's Chairman of the board of directors and Chief Executive Officer on May 1, 2001. Since September 1999, Mr. Semel has also served as Chairman and Chief Executive Officer of Windsor Media, Inc. From March 1994 to September 1999, Mr. Semel served as Chairman of the board of directors and Co-Chief Executive Officer of Warner Bros. and Warner Music Group, entertainment and media companies. Mr. Semel also serves as a director of Polo Ralph Lauren Corporation and Revlon, Inc. Mr. Semel holds a B.S. degree in accounting from Long Island University.

        Mr. Yang, a founder of the Company and Chief Yahoo!, has served as a member of the board of directors and an officer of the Company since March 1995. Mr. Yang co-developed Yahoo! in 1994 while he was working towards his Ph.D. in electrical engineering at Stanford University. As Chief Yahoo!, Mr. Yang reports to Chairman and Chief Executive Officer, Terry Semel. Mr. Yang is involved in guiding the Company's vision, is involved in many key aspects of the business at a strategic and operational level, and serves as a stalwart of the Company's employee culture and morale. Mr. Yang also serves as a director of Yahoo! Japan Corporation and Cisco Systems, Inc. Mr. Yang holds B.S. and M.S. degrees in electrical engineering from Stanford University.

        Mr. Bostock has been Chairman Emeritus of BCom3 Group, Inc., an advertising and marketing services firm, since September 2002 and served as Chairman from January 2000 to September 2002. From July 1990 to January 2000, Mr. Bostock served as Chairman and Chief Executive Officer of MacManus Group, Inc., an advertising and marketing services firm. Mr. Bostock holds a Bachelor's degree from Duke University and an M.B.A. from Harvard University.

        Mr. Burkle has served as a member of the board of directors since November 2001. Mr. Burkle is managing partner of The Yucaipa Companies, a private investment firm, which he co-founded in 1986. Mr. Burkle also serves as a director of Yucaipa Equity Partners, L.P., Occidental Petroleum Corp. and KB Home Corporation.

        Mr. Hippeau has served as a member of the board of directors since January 1996. Since November 2001, Mr. Hippeau has served as a Managing Partner of SOFTBANK Capital Partners, a venture fund and affiliate of SOFTBANK, focused on the Internet, technology and digital media. Mr. Hippeau also oversees SOFTBANK's venture investments in Europe and Latin America, and is a member of the investment committee for SOFTBANK's principal venture fund in Asia. From March 2000 to November 2001, Mr. Hippeau was President and Executive Managing Director of SOFTBANK International Ventures, an affiliate of SOFTBANK. From 1993 to October 2000, Mr. Hippeau served as Chairman and Chief Executive Officer of Ziff-Davis, Inc. Mr. Hippeau also serves as a director of CNET, Starwood Hotels and Resorts Worldwide, Inc., and Asia Global Crossing, Ltd. Mr. Hippeau attended the Sorbonne in Paris.

        Mr. Kern has served as a member of the board of directors since January 1996. Mr. Kern is an investor in several media and marketing companies. Prior to that, Mr. Kern was co-founder and Chief Executive Officer of American Media, a group owner of commercial radio stations sold to AMFM (now part of Clear Channel Communications, Inc.) in October 1994. Mr. Kern also serves as a director of Digitas, Inc. Mr. Kern is a graduate of Yale University.

        Mr. Kotick has been a director of the Company since March 11, 2003. Since February 1991, Mr. Kotick has been the Chairman and Chief Executive Officer of Activision, Inc., a publisher of interactive entertainment software products. Mr. Kotick also serves as a director of Macromedia, Inc., an information technology supplier.

        Mr. Kozel has served as a member of the board of directors since October 2000. He has been the managing member of Open Range Ventures, a venture capital firm, since January 2000. Between October 2000 and March 2001, Mr. Kozel was the Chief Technology Officer, Service Provider Line of Business of Cisco Systems, Inc., a network and communications company. At Cisco prior to that time, he was Senior Vice President, Corporate Development from April 1998 to January 2000 and Senior Vice President and Chief Technical Officer from January 1996 to April 1998. Mr. Kozel also serves as a director of Reuters Group PLC. Mr. Kozel holds a B.S. degree in electrical engineering from the University of California, Davis.

        Mr. Wilson has served as a member of the board of directors since November 2001. Mr. Wilson has served as Chairman of the board of directors of Northwest Airlines Corporation, the parent of Northwest Airlines, Inc. since April 1997. Mr. Wilson also serves as a director of The Walt Disney Company, where he worked for 15 years, and as a director of CB Richard Ellis, Inc. and On Command Corp. Mr. Wilson holds a Bachelor's degree from Duke University and an M.B.A. from Wharton Graduate School of Business.

        Mr. Koogle has served as a member of the board of directors since July 1995. Following the Annual Meeting, Mr. Koogle will no longer be a member of the board of directors. Since November 2001, Mr. Koogle has been Chief Executive Officer of Entice Systems, an enterprise technology company. Prior to that, Mr. Koogle served as Vice Chairman of the board of directors of Yahoo! from May 2001 to August 2001 and as an advisor to Yahoo! from May 2001 to December 2001. Mr. Koogle served as Chief Executive Officer of the Company from July 1995 to May 2001, as President from July 1995 to January 1999 and as Chairman of the board of directors from January 1999 to May 2001. Mr. Koogle holds a B.S. degree in mechanical engineering from the University of Virginia and M.S. and Engr. D. degrees in mechanical engineering from Stanford University.

Meetings and Committees of the Board of Directors

        During fiscal 2002, the board of directors held seven meetings and took action by unanimous written consent on five occasions. During fiscal 2002 no director then in office attended fewer than 75% of the aggregate total number of meetings of the board of directors held during the period in which he was a director and of the total number of meetings held by all of the committees of the board of directors on which he served. The board of directors has an Audit Committee, a Compensation Committee, and a Nominating Committee.

        The Audit Committee is comprised of three of the Company's non-employee directors: Messrs. Kozel (Chair), Kern and Wilson. It met five times during fiscal 2002. The Audit Committee is responsible for the appointment, retention and termination of a firm of independent auditors and monitors the effectiveness of the audit effort, the Company's financial and accounting organization and its system of internal accounting and disclosure controls.

        The Compensation Committee consists of three of the Company's non-employee directors: Messrs. Hippeau (Chair), Kern and Wilson. During 2002, the Compensation Committee consisted of Mr. Michael Moritz, a former member of our board of directors and Messrs. Hippeau (Chair) and Kern. The Compensation Committee held five meetings and took action by unanimous written consent on thirty occasions during fiscal 2002. The Compensation Committee's functions are to establish and administer the Company's policies regarding compensation. The Compensation Committee also administers the Company's 1995 Stock Plan and the Company's 1996 Employee Stock Purchase Plan. Compensation-related matters for employee officers subject to the provisions of Internal Revenue Code of 1986, as amended (the "Code") Section 162(m) are administered by a subcommittee of the Compensation Committee consisting of Messrs. Kern and Wilson. During 2002, this subcommittee also included Mr. Moritz.

        The Nominating Committee consists of two of the Company's non-employee directors: Messrs. Kern (Chair) and Burkle. During 2002, the Nominating Committee consisted of Mr. Moritz, as former Chair of the committee and Mr. Burkle. The Nominating Committee has authority (i) to review the size and composition of the board of directors and to recommend changes thereto; and (ii) to evaluate and recommend candidates for election as directors. Nominees to the board of directors are selected on the basis of knowledge, experience, skills, expertise and diversity as may enhance the board of directors' ability to manage and direct the affairs and business of the Company, including, when applicable, as may enhance the ability of committees of the board of directors to fulfill their duties. In carrying out its responsibilities, the Nominating Committee will consider candidates recommended by other directors.

Director Compensation

        The Company does not pay fees to its directors for performance of their duties as directors of the Company. The Company does reimburse its directors for their out-of-pocket expenses incurred in connection with attendance at board and committee meetings of the Company. The Company's 1996 Directors' Stock Option Plan (the "Directors' Plan"), provides that each person who becomes a non-employee director of the Company will be granted a nonqualified stock option to purchase 100,000 shares of Common Stock on the date on which the optionee first becomes a non-employee director of the Company. These options become exercisable monthly, ratably over the 48-month period following the date of grant. Thereafter, on the date of each annual meeting of the Company's stockholders at which such director is elected, each such non-employee director shall be granted an additional option to purchase 50,000 shares of Common Stock if, on such date, he or she shall have served on the board of directors for at least six months of the preceding twelve months. These options become exercisable as to 25% of the options on the first anniversary of the date of grant, and the remainder of the options becomes exercisable monthly, ratably over the 36-month period following the first anniversary of the date of grant. All options will become exercisable upon the occurrence of a change of control event, as described in the Directors' Plan. With the exception of Messrs. Bostock and Kotick, each of the non-employee nominees for director named in this Proxy Statement will have served for more than six months of the preceding twelve months at the time of the Annual Meeting, and will therefore be granted an option to purchase 50,000 shares of the Company's Common Stock under the Directors' Plan if they are reelected to the board of directors at the Annual Meeting. The exercise price of all stock options granted under the Directors' Plan is equal to the closing sale price of a share of the Company's Common Stock on the Nasdaq National Market on the date of grant of the option.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE.

PROPOSAL NO. 2
AMENDMENT TO THE 1995 STOCK PLAN

        We are asking the Company's stockholders to approve an amendment (the "Amendment") to the 1995 Stock Plan (the "1995 Stock Plan"), which will, among other things, enable the Company to grant additional types of equity-based awards under the 1995 Stock Plan, including but not limited to, stock appreciation rights, indexed options, restricted stock, restricted stock units and dividend equivalents.

        Additionally, the material provisions of the Amendment:

  •
  extend the termination date of the 1995 Stock Plan from May 2005 to May 2013;

  •
  limit the number of shares of common stock available as awards of restricted stock under the 1995 Stock Plan to twenty percent (20%) of the aggregate shares of common stock reserved for issuance under the 1995 Stock Plan;

  •
  eliminate the ability of the board of directors or its committee to, without stockholder approval, reduce the exercise price of outstanding options if the fair market value of the underlying shares of common stock covered by the options has declined since the date the options were granted with respect to 95% of the shares of common stock reserved for issuance for grants under the 1995 Plan (other than with respect to indexed options), and as to the remaining 5%, the board of directors or its committee will retain this authority, but this 5% cap will be reduced by the number of shares underlying outstanding restricted stock awards that are not subject to the prescribed vesting or performance requirements described below;

  •
  prohibit the grant of future awards under the 1995 Stock Plan to non-employee directors of the Company;

  •
  reduce the maximum number of shares of common stock that can be granted to any one participant of the 1995 Stock Plan in a single year from 18,000,000 shares of common stock to 15,000,000 shares of common stock;

  •
  require stockholder approval of any amendment that (i) materially increases the benefits accruing to participants under the 1995 Stock Plan, (ii) materially increases the number of securities that may be issued under the 1995 Stock Plan, or (iii) materially modifies the requirements for participation in the 1995 Stock Plan;

  •
  provide that awards of restricted stock, restricted stock units, stock appreciation rights and dividend equivalents granted under the 1995 Stock Plan will also be covered by the same change of control provision that currently applies to stock options granted under the 1995 Stock Plan;

  •
  require all options to acquire common stock under the 1995 Stock Plan, except indexed options, to have an exercise price per share of common stock of at least the fair market value of a share of the common stock on the grant date; and

  •
  require generally, that (i) any award of performance-based restricted stock be non-forfeitable no earlier than one year from the date of such award, except in certain instances, the award may become non-forfeitable if a change of control occurs; and (ii) any award of non-performance restricted stock be non-forfeitable no earlier than three (3) years from the date of such award, except that such award may become non-forfeitable prior to such three-year period if the award recipient is terminated by the Company without "cause" (as determined by the board of directors or its committee), or in certain instances, if a change of control occurs. Up to one-quarter of the shares underlying restricted stock awards granted under the 1995 Stock Plan, however (which is 5% of the shares of common stock reserved for issuance for grants under the 1995 Plan) will be subject to the restrictions that the board of directors or its committee determines, and are not required to be subject to the vesting or performance requirements described above.

        The Company believes that the Amendment will improve the operation of the 1995 Stock Plan and offer a diverse range of equity-based incentives, which is important in attracting and retaining employees in a competitive labor market, and is essential to the Company's long-term growth and success.

        The essential features of the 1995 Stock Plan, including this proposed amendment, are summarized below. The following summary of the 1995 Stock Plan does not purport to be complete, and is subject to and qualified in its entirety by reference to the complete text of the amended 1995 Stock Plan, which has been filed as Annex B with the Securities and Exchange Commission with this Proxy Statement. Any stockholder of the Company who wishes to obtain a copy of the actual 1995 Stock Plan document may do so upon written request to the Secretary at the Company's principal executive offices.

General

        Under the 1995 Stock Plan, 287,000,000 shares of common stock have been reserved for issuance and as modified by the proposed amendment, twenty percent (20%) of which may be issued as restricted stock pursuant to grants under the plan.

        As of March 21, 2003, options to purchase 121,322,925 shares of common stock were outstanding under the 1995 Stock Plan, 124,292,145 shares of common stock had been issued pursuant to the exercise of options granted under such plan and 41,384,930 shares of common stock remained available for future grants. If an award expires, becomes forfeited or becomes unexercisable for any reason without having been exercised or becoming nonforfeitable in full, the unpurchased shares that were subject to the award will become available for future grants under the 1995 Stock Plan, unless the 1995 Stock Plan has been terminated. In addition, any shares of common stock that are retained by the Company upon exercise of an option or other award to satisfy the exercise or purchase price for that award or any withholding taxes due with respect to the exercise of that award will be treated as not issued and will continue to be available under the 1995 Stock Plan.

        Options granted under the 1995 Stock Plan may be either "incentive stock options" within the meaning of Section 422 of the Code, or nonqualified stock options, at the discretion of the board of directors or its committee and as reflected in the terms of the written option agreement. The board of directors or its committee, at its discretion, may also grant rights to purchase common stock directly, rather than pursuant to stock options, subject to certain restrictions discussed below.

        The 1995 Stock Plan is not a tax-qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

        No stock purchase rights have been granted under the 1995 Stock Plan. Shares not purchased under an option prior to its expiration will be available for future option grants under the 1995 Stock Plan. As of March 21, 2003, the per share closing price of the common stock was $23.97 as reported on the Nasdaq National Market on such date. The actual benefits, if any, to the holders of stock options issued under the 1995 Stock Plan are not determinable prior to exercise as the value, if any, of such stock options to their holders is represented by the difference between the market price of a share of the Company's common stock on the date of exercise and the exercise price of a holder's stock option, as set forth below. As of December 31, 2002, the Named Executive Officers (as defined below under the caption "Executive Officer Compensation and Other Matters") and directors of the Company have received grants under the 1995 Stock Plan of options to purchase common stock of the Company as set forth under the heading "Plan Benefits."

Purpose

        The purposes of the 1995 Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of the Company and to promote the success of the Company's business.

Administration

        The 1995 Stock Plan may be administered by the board of directors or by a committee of the board of directors. The 1995 Stock Plan is currently being administered by the Compensation Committee of the board of directors. The Compensation Committee, which is constituted to satisfy the applicable requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Code Section 162(m), has the exclusive authority to grant stock options and purchase rights, and as modified by the proposed amendment, other awards, and otherwise administer the 1995 Stock Plan with respect to the officers and directors. Members of the board of directors receive no additional compensation for their services in connection with the administration of the 1995 Stock Plan.

Eligibility

        The 1995 Stock Plan provides that either incentive stock options or nonqualified stock options may be granted to employees (including officers and directors) of the Company or any of its subsidiaries or affiliates (including a partnership or limited liability company in which the Company owns any equity interest), provided, however, that employees of an affiliate are not eligible to receive incentive stock options. In addition, the 1995 Stock Plan provides that nonqualified stock options may be granted to consultants of the Company or any of its subsidiaries or affiliates, as modified by the proposed amendment (other than directors who are not employees of the Company or any of its subsidiaries or affiliates). The board of directors or the Compensation Committee selects the optionees and determines the number of shares to be subject to each option. As modified by the proposed amendment, the board of directors or the Compensation Committee also selects the participants who will receive other awards under the 1995 Stock Plan, and determines the types and terms of awards to be granted and the number of shares subject to these awards. In making these determinations, a number of factors are taken into account, including the duties and responsibilities of the participant, the value of the participant's services to the Company, the participant's present and potential contribution to the success of the Company, and other relevant factors. As of March 31, 2003, there were approximately 3,700 employees, officers, consultants and directors eligible to receive grants under the 1995 Stock Plan.

        As modified by the proposed amendment, the maximum number of shares of common stock which may be granted under options to any one employee during any fiscal year shall be 15,000,000, subject to adjustment as provided in the 1995 Stock Plan. There is also a statutory limit on the aggregate market value of shares subject to all incentive stock options that may be granted to an optionee during any calendar year.

Terms of Options

        Each option is evidenced by a stock option agreement between the Company and the optionee. Under the 1995 Stock Plan, each option is subject to the following additional terms and conditions:

          (a)  EXERCISE OF THE OPTION. The board of directors or its committee determines when options may be exercised. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of common stock to be purchased and by tendering payment of the purchase price. The purchase price of the shares purchased upon exercise of an option shall be paid in consideration of such form as is determined by the board of directors or its committee and specified in the option agreement, and such form of consideration may vary for each option.

          (b)  EXERCISE PRICE. The exercise price under the 1995 Stock Plan is determined by the board of directors or a committee of the board of directors and as modified by the proposed amendment, except for indexed options, may not be less than 100 percent (100%) of the fair market value of the common stock on the date the option is granted. The fair market value per share is equal to the closing sale price on the Nasdaq Stock Market on the date of grant. As added by the proposed amendment, the board of directors or its committee will have the authority under the 1995 Stock Plan to grant indexed options, which will have an exercise price that may change in accordance with an established percentage or a published index, as determined by the board of directors or its committee in its sole discretion. In the case of an incentive stock option granted to an optionee who owns more than ten percent of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, the exercise price must not be less than 110 percent (110%) of the fair market value on the date of grant.

          (c)  TERMINATION OF EMPLOYMENT. If the optionee's employment or consulting relationship (including service as a director) terminates for any reason other than disability or death, options under the 1995 Stock Plan may be exercised not later than three months after the date of such termination (or such other period of time as determined by the board of directors or its committees, but not less than 30 days nor more than three months in the case of an incentive stock option and not later than the expiration date of the term of the option in the case of a nonqualified stock option, with such determination in the case of an incentive stock option being made at the time of grant) and may be exercised only to the extent the option was exercisable on the date of termination. In no event may an option be exercised by any person after the expiration of its term. The Company has entered into agreements with certain officers that provide for acceleration of option vesting under certain circumstances. See "Executive Officer Compensation and Other Matters."

          (d)  DISABILITY. If an optionee is unable to continue his or her employment or consulting relationship with the Company as a result of his or her total and permanent disability, options may be exercised within twelve months of termination or as provided in the individual's option grant agreement, and may be exercised only to the extent the option was exercisable on the date of termination, but in no event may the option be exercised after the expiration of its term.

          (e)  DEATH. Under the 1995 Stock Plan, if an optionee dies while employed or retained by the Company or during the 30 day period following termination of the optionee's employment or consulting relationship (including service as a director), options may be exercised within 12 months after the date of death or as otherwise provided in the individual's option grant agreement (but in no event later than the expiration of their term) to the extent the options would have been exercisable (i) on the date of death, in the case of an optionee who dies while employed or retained by the Company, or (ii) on the date of termination of employment or consulting relationship, in the case of an optionee who dies within 30 days after termination of employment or consulting relationship.

          (f)    EXTENSION OF EXERCISE PERIOD. The 1995 Stock Plan provides that, regardless of the limited periods described above following termination of employment, disability or death of an optionee, the board of directors or its committee can extend the period of time for which an option will remain exercisable following termination of an optionee's employment or consulting relationship with the Company. In no event, however, may an option be exercised by any person after its expiration.

          (g)  TERMINATION OF OPTIONS. The 1995 Stock Plan provides that options granted under the 1995 Stock Plan have the term provided in the option agreement. In general, these agreements currently provide for a term of ten years. Incentive stock options granted to an optionee who, immediately before the grant of such option, owned more than ten percent of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, may not in any case have a term of more than five years. No option may be exercised by any person after its expiration.

          (h)  OPTION NOT TRANSFERABLE. An option is nontransferable by the optionee other than by will or the laws of descent and distribution, and is exercisable only by the optionee during his or her lifetime or, in the event of the optionee's death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death, provided, however, that the 1995 Stock Plan permits the board of directors or its committee in its discretion to grant transferable nonqualified stock options that comply with applicable laws.

          (i)    ASSET SALE, MERGER OR CONSOLIDATION, ASSUMPTION OR SUBSTITUTION OF AWARDS. In the event of an asset sale, or merger or consolidation in which the Company is not the surviving entity, the board of directors may accomplish a substitution or assumption of options. If an award is not assumed or substituted for, then the option will become vested and nonforfeitable, and the board of directors or its committee must give 30 days notice of the optionee's right to exercise his or her outstanding options (including options not otherwise exercisable) at any time within 30 days of such notice.

          (j)    OTHER PROVISIONS. The option agreement between the optionee and the Company may contain such other terms, provisions and conditions not inconsistent with the 1995 Stock Plan as may be determined by the board of directors or its committee, including whether an option may be settled in cash. The board of directors or its committee has the authority to reduce the exercise price of an option to the then fair market value, except that, as modified by the proposed amendment, this authority applies to only 5% of the shares of common stock reserved for issuance as grants under the 1995 Plan, reduced by the number of shares underlying outstanding restricted stock awards that are not subject to the prescribed vesting or performance requirements.

Restricted Stock

        The 1995 Stock Plan permits the granting of restricted stock either alone, in addition to, or in tandem with other awards made by the Company. No such grants have been made to date, but the proposed amendment modifies the terms of the restricted stock awards available for grant under the 1995 Stock Plan. Upon the granting of restricted stock under the 1995 Stock Plan, the participant is advised in writing of the terms, conditions and restrictions related to the award, including among other things, the number of shares of common stock that such person is entitled to purchase, the price to be paid, if any, and the other terms, conditions and restrictions applicable to the award as determined by the board of directors or its committee.

        The board of directors or its committee will also prescribe the restrictions and conditions imposed on the restricted stock award. As added by the proposed amendment, in general, awards of non-performance restricted stock will be non-forfeitable no earlier than three (3) years from the date of such awards, provided that the board of directors or its committee may provide that any restrictions on such award will lapse upon the termination of such recipient's employment with the Company by the Company without "cause" (as determined by the board of directors or its committee) and such restricted stock will be non-forfeitable on the recipient's termination date. In addition, with respect to an award of performance-based restricted stock, such award, in general, will be non-forfeitable prior to the first anniversary of the date of such award. Up to one quarter of the shares underlying the restricted stock awards, however, will be subject to the restrictions that the board of directors or its committee determines, and will not be required to be subject to the restrictions described above.

Restricted Stock Units

        The proposed amendment authorizes the board of directors or its committee to grant awards of restricted stock units under the 1995 Stock Plan. Restricted stock units granted under the 1995 Stock Plan will be subject to those terms and conditions including, without limitation, the duration of the period during which, and the conditions under which, the restricted stock units may be forfeited to the Company, as may be determined by the board of directors or its committee in its sole discretion. Restricted stock units will be paid in cash, shares, other securities or other property, as determined in the sole discretion of the board of directors or its committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable award agreement.

Stock Appreciation Rights

        The proposed amendment authorizes the Company to grant awards of stock appreciation rights under the 1995 Stock Plan. Stock appreciation rights granted under the 1995 Stock Plan will be subject to such terms, including grant price and the conditions and limitations applicable to exercise thereof, as may be determined by the board of directors or its committee and specified in the applicable award agreement or thereafter, provided that stock appreciation rights may not be exercisable earlier than six months after the date of grant. Stock appreciation rights may be granted in tandem with another award, in addition to another award, or freestanding and unrelated to another award. A stock appreciation right will entitle the participant to receive an amount equal to the excess of the fair market value of a share on the date of exercise of the stock appreciation right over the grant price thereof. The board of directors or its committee will determine whether a stock appreciation right will be settled in cash, shares or a combination of cash and shares.

Dividend Equivalents

        The proposed amendment authorizes the Company to grant awards of dividend equivalents under the 1995 Stock Plan. Dividend equivalents entitle the award recipient to receive shares of the Company's common stock as dividends paid with respect to a specified number of shares. The board of directors or its committee may provide, at the date of grant or thereafter, that dividend equivalents will be paid or distributed when accrued; provided, that dividend equivalents (other than freestanding dividend equivalents) will be subject to all conditions and restrictions of the underlying awards to which they relate. Dividend equivalents may be awarded on a free-standing basis or in connection with another award, and may be paid currently or on a deferred basis.

Adjustments Upon Changes in Capitalization, Dissolution or Liquidation

        In the event any change, such as a stock split or stock dividend, is made in the Company's capitalization that results in an increase or decrease in the number of outstanding shares of common stock without receipt of consideration by the Company, appropriate adjustment will be made, if applicable, in the exercise price of each outstanding award, if applicable, the number of shares subject to each award, the annual limitation on grants to employees, the number of shares available for issuance of grants under the 1995 Stock Plan, generally, and of restricted stock, including restricted stock that is not subject to prescribed vesting or performance requirements, and the number of shares subject to options with respect to which the board of directors or its committee may reduce the exercise price without stockholder approval, as described above.

        In the event of the proposed dissolution or liquidation of the Company, each option will terminate unless otherwise provided by the board of directors or its committee. Additionally, the board of directors or its committee may provide that any and each option granted under the 1995 Stock Plan be vested and non-forfeitable, as to all or any part of such option. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the 1995 Stock Plan will be assumed or an equivalent award will be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the board of directors or its committee determines and in lieu of such assumption or substitution, that the option will be vested and non-forfeitable, as to all or any part of such option. If the board of directors or its committee makes an award exercisable or non-forfeitable in lieu of assumption or substitution in the event of a merger or sale of assets, it will notify the optionee that such award will be exercisable for a period of thirty (30) days from the date of such notice, and thereafter will terminate. The proposed amendment extends the provisions described in this paragraph to apply to all awards granted under the 1995 Stock Plan (i.e., awards of restricted stock, restricted stock units, stock appreciation rights and dividend equivalents).

Amendment and Termination

        The board of directors may amend or terminate the 1995 Stock Plan or any portion thereof at any time; provided, that no such amendment or termination will be made without stockholder approval if such approval is necessary to comply with any tax, securities or regulatory law or requirement with which the board of directors intends the Plan to comply. In addition, as modified by the proposed amendment, stockholder approval will be required for any amendment that (i) materially increases the benefits accruing to participants under the 1995 Stock Plan, (ii) materially increases the number of securities that may be issued under the 1995 Stock Plan, or (iii) materially modifies the requirements for participation in the 1995 Stock Plan. However, no action by the board of directors or stockholders may alter or impair any option previously granted under the 1995 Stock Plan unless agreed to by the optionee. As modified by the proposed amendment, the 1995 Stock Plan will terminate in May 2013, provided that any options or awards then outstanding under the 1995 Stock Plan will remain outstanding until they expire by their terms.

Plan Benefits

        The Company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers and employees (including employee directors) under the 1995 Stock Plan. The amended 1995 Stock Plan, however, does not permit grants to any one individual, during any calendar year, of awards for more than 15,000,000 shares. The following table sets forth information as of December 31, 2002 with respect to the stock options granted under the 1995 Stock Plan to the Named Executive Officers, all current executive officers as a group and all employees and consultants (including all current officers who are not executive officers) as a group under the 1995 Stock Plan. No additional stock options or other awards were granted to the Named Executive Officers after December 31, 2002 and prior to the date of this Proxy Statement.

Name	Number of Shares Subject to Options Granted Under the 1995 Stock Plan	Weighted Average Exercise Price Per Share
Terry S. Semel	13,800,000	$27.27
Gregory Coleman	750,000	$15.43
Susan L. Decker	2,725,000	$40.10
Wenda Harris Millard	270,000	$11.11
Daniel L. Rosensweig	1,600,000	$15.01
All current executive officers as a group (14 persons)	29,796,852	$23.19
All current directors (other than executive officers) as a group (7 persons)	3,523,816	$43.96
All employees and consultants (including all current officers who are not executive officers) as a group (3,719 persons)	93,473,551	$41.75

Federal Income Tax Aspects of the 1995 Stock Plan

        The following is a brief summary of the effect of U.S. federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the 1995 Stock Plan. This summary does not purport to be complete and, among other things, does not discuss the income tax laws of any municipality, state or foreign country in which an optionee may reside.

        Options granted under the 1995 Stock Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonqualified stock options.

        The recipient of an incentive stock option does not incur ordinary taxable income at the time of grant or exercise of the option. However, the optionee may incur alternative minimum tax upon exercise of the option. The Company is not entitled to a tax deduction at the time of exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least one year after receipt of the shares by the optionee and two years after grant of the incentive stock option, any gain is treated as long-term capital gain. If these holding periods are not satisfied, the optionee recognizes ordinary taxable income equal to the difference between the exercise price, and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. In turn, the Company is entitled to a tax deduction for the amount of the ordinary income recognized by the optionee. Any gain to the optionee in excess of the ordinary income from a disposition which does not meet the statutory holding period requirements, is long-term capital gain if the sale occurs more than one year after exercise or short-term capital gain if the sale occurs within one year after the exercise. Capital losses may be netted against capital gains. Currently, up to $3,000 of net capital losses per year may offset ordinary and other income.

        Options which do not qualify as incentive stock options are nonqualified stock options. An optionee does not recognize taxable income at the time of grant of a nonqualified stock option. However, upon exercise, the optionee does recognize ordinary taxable income equal to the excess of the fair market value of the shares at time of exercise over the exercise price. The income recognized by an optionee who is also an employee of the Company is subject to income tax withholding. The Company will generally be entitled to a tax deduction at the time the optionee recognizes taxable income and in the same amount that the optionee recognizes as ordinary income subject to the limits under Section 162(m) of the Code. Upon sale of such shares by the optionee, any difference between the sale price and the optionee's tax basis (exercise price plus the income recognized upon exercise) is treated as capital gain or loss.

Required Vote

        The affirmative vote of the holders of a majority of the Company's common stock present at the Annual Meeting in person or by proxy and entitled to vote is required to approve the proposed amendment of the 1995 Stock Plan.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 1995 STOCK PLAN AS DESCRIBED ABOVE.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

        PricewaterhouseCoopers LLP has served as the Company's independent accountants since February 1996 and has been appointed by the Audit Committee to continue as the Company's independent accountants for the fiscal year ending December 31, 2003. In the event that ratification of this selection of accountants is not approved by a majority of the shares of Common Stock of the Company voting at the Annual Meeting in person or by proxy, the Audit Committee and the board of directors will review the Audit Committee's future selection of accountants.

        Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting. The Representatives will have an opportunity to make a statement and will be available to respond to appropriate questions.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

PROPOSAL NO. 4
STOCKHOLDER PROPOSAL

        Amalgamated Bank LongView Collective Investment Fund, c/o Amalgamated Bank, 15 Union Square, New York, New York 10003-3378, a beneficial owner of 202,257 shares of the Company's common stock, has notified the Company that it intends to present the following proposal at the Annual Meeting:

        RESOLVED: That the shareholders of Yahoo! Inc. ("Yahoo" or the "Company") request the Board of Directors to redeem the shareholder rights previously issued and not to adopt, extend or renew any shareholder rights plan unless such adoption or extension has been approved by the affirmative vote of the holders of a majority of shares present and voting on the matter.

Statement in Support of Proposal

        In March 2001 the Board of Directors adopted a "shareholder rights plan" of the type commonly known as a "poison pill." The Board took this action unilaterally and without seeking prior approval of shareholders. This shareholder rights plan will remain in existence for ten years until March 2011.

        Yahoo's rights plan is an anti-takeover device that in our view is designed to discourage or thwart an unwanted takeover bid for the Company. We believe that such rights plans may injure shareholders by reducing management accountability and adversely affecting shareholder value.

        Although management and the Board should have appropriate tools to ensure that all shareholders benefit from any proposal to acquire the Company, we do not believe that the possibility of a future takeover bid justifies the unilateral imposition of such a poison pill. At a minimum, we believe that shareholders should have the right to vote on the necessity of such a powerful tool, which could be used to entrench existing management.

        A 2001 study by researchers at Harvard Business School and the University of Pennsylvania's Wharton School created a corporate governance index for 1,500 firms and studied the relationship between various corporate governance practices (evaluating a number of such practices, including poison pills) and firm performance from 1990 to 1999. The study generally found that governance practices favoring shareholders were significantly and positively correlated with firm value, although the study did not correlate the link between specific governance practices and firm value.

        The Council of Institutional Investors, an organization of over 130 pension funds whose assets exceed $2 trillion, has called for shareholder approval of poison pills. In recent years, various companies including McDermott International, Columbia/HCA and Bausch & Lomb have been willing to redeem outstanding rights or seek shareholder approval for their poison pill rights plans. We believe that Yahoo should follow suit. We urge you to vote FOR this resolution.

The Company's Statement in Opposition to Stockholder Proposal No. 4

        The Board of Directors believes this proposal does not serve the best interests of the Company or its stockholders and recommends a vote AGAINST it.

        The board of directors adopted its stockholder rights plan (the "Stockholder Rights Plan") in March of 2001 to enhance the ability of the board of directors, in a manner consistent with its fiduciary duties, to preserve and protect stockholder value in the event of certain unsolicited takeover attempts. Before making its decision to adopt the Stockholder Rights Plan, the board of directors reviewed the arguments for and against adopting such a plan and approved the Stockholder Rights Plan because the board of directors believed that the Stockholder Rights Plan would enable it to better represent the interests of the Company's stockholders in the event of an unsolicited takeover bid. The board of directors believes that the adoption of the Stockholder Rights Plan is appropriately within its scope of responsibilities acting on behalf of the stockholders. The board of directors further believes that a requirement that stockholders approve the Stockholder Rights Plan or any new rights plan undermines the board of directors' power to fulfill its legal responsibilities and duties to advance stockholders' interests.

        The Stockholder Rights Plan is designed to provide the board of directors with the ability to take what it believes are the most effective steps to protect and maximize the value of the stockholders' investment in the Company. It is designed to encourage potential acquirers to negotiate directly with the board of directors, which strengthens your board of directors' bargaining position with any potential bidder. The board of directors believes that it is in the best position to negotiate on behalf of all stockholders, evaluate the adequacy of any potential offer, and protect stockholders against potential abuses during the takeover process, such as an unsolicited offer, which would not treat all stockholders fairly and equally.

        The board of directors' duty to the Company and its stockholders is to consider and evaluate any legitimate acquisition proposal and to determine whether any offer would deliver full value to stockholders. The Stockholder Rights Plan provides a means for the board of directors to fulfill this duty and to maximize value for, and protect the interests of, all stockholders. The Stockholder Rights Plan is not intended to, and will not, prevent any takeover proposal that the board of directors believes is in the best interests of the Company and its stockholders.

        Although some would contend that stockholder rights plans inhibit realization of stockholder value, research indicates that having a rights plan accomplishes the stated goal of maximizing stockholder value, while not having a rights plan may in fact undercut this goal. A 1997 study published by Georgeson & Company, a nationally recognized proxy solicitation firm, determined that companies with stockholder rights plans received $13 billion dollars in additional takeover premiums during the period from 1992 to 1996. The Georgeson study also concluded that (1) premiums paid to acquire target companies with stockholder rights plans were on average eight percentage points higher than premiums paid for target companies that did not have such plans, (2) the presence of a rights plan did not increase the likelihood of the defeat of a hostile takeover bid or the withdrawal of a friendly bid and (3) rights plans did not reduce the likelihood that a company would become a takeover target. Thus, evidence suggests that rights plans serve their principal objectives: protection against inadequate offers and abusive takeover tactics and increased bargaining power resulting in higher value for stockholders, without unduly deterring advantageous takeover offers.

        The board of directors believes that the proper time to consider redemption of the rights is if and when a specific offer is made to acquire Yahoo!'s stock and that the decision should be left to the discretion of the board of directors for the reasons noted above. Redemption of the stockholder rights prior to that time would be premature and would remove any incentive for a potential acquirer to negotiate with the board of directors to assure that all stockholders are treated fairly.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL FOR THE REASONS DESCRIBED ABOVE. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED "AGAINST" THIS PROPOSAL UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE IN VOTING THE PROXY.

PROPOSAL NO. 5
STOCKHOLDER PROPOSAL

        Trust for the International Brotherhood of Electrical Workers' Pension Benefit Fund, 1125 Fifteenth St., N.W., Washington, D.C. 20005, a beneficial owner of 27,200 shares of the Company's common stock, has notified the Company that it intends to present the following proposal at the Annual Meeting:

        Resolved, that the shareholders of Yahoo Corporation (the "Company") request that the Board of Directors adopt an executive compensation policy that all future stock option grants to senior executives shall be performance-based. For the purposes of this resolution, a stock option is performance-based if the option exercise price is indexed or linked to an industry peer group stock performance index so that the options have value only to the extent that the Company's stock price performance exceeds the peer group performance level.

Statement in Support of Proposal

        As long-term shareholders of the Company, we support executive compensation policies and practices that provide challenging performance objectives and serve to motivate executives to achieve long-term corporate value maximization goals. While salaries and bonuses compensate management for short-term results, the grant of stock and stock options has become the primary vehicle for focusing management on achieving long-term results. Unfortunately, stock option grants can and do often provide levels of compensation well beyond those merited. It has become abundantly clear that stock option grants without specific performance-based targets often reward executives for stock price increases due solely to a general stock market rise, rather than to extraordinary company performance.

        One type of indexed stock options involves options whose exercise price moves with an appropriate peer group index composed of a company's primary competitors. The resolution requests that the Company's Board ensure that future senior executive stock option plans link the options exercise price to an industry performance index associated with a peer group of companies selected by the Board, such as those companies used in the Company's Proxy Statement to compare 5 year stock price performance.

        Implementing an indexed stock option plan would mean that our Company's participating executives would receive payouts only if the Company's stock price performance was better than that of the peer group average. By tying the exercise price to a market index, indexed options reward participating executives for outperforming the competition. Indexed options would have value when our Company's stock price rises in excess of its peer group average or declines less that its peer group average stock price decline. By downwardly adjusting the exercise price of the option during a downturn in the industry, indexed option remove pressure to reprice stock options. In short, superior performance would be rewarded.

        At present, stock options granted by the Company are not indexed to peer group performance standards. As long-term owners, we feel strongly that our Company would benefit from the implementation of a stock option program that rewarded superior long-term corporate performance. In response to strong negative public and shareholder reactions to the excessive financial rewards provided executives by non-performance based option plans, a growing number of shareholder organizations, executive compensation experts, and companies are supporting the implementation of performance-based stock option plans such as that advocated in this resolution. We urge your support for this important governance reform.

The Company's Statement in Opposition to Stockholder Proposal No. 5

        The Board of Directors believes this proposal does not serve the best interests of the Company or its stockholders and recommends a vote AGAINST it.

        The board of directors believes that the Company should not adopt a peer-indexed stock option policy at this time for three implementation reasons. First, the proposal would be difficult to implement because no index of companies presently available constitutes a suitable peer group for this purpose. Second, accounting rules mandate that the Company incur a variable charge in connection with the award of indexed stock options, which is inconsistent with the accounting treatment of other forms of cash and equity compensation potentially creating confusion. The board of directors believes that the charges associated with the Company's equity compensation reportable under a peer-indexed stock option policy would be difficult for investors to compare with the compensation charges incurred by other companies. Third, the board of directors and its Compensation Committee should have the discretion to award stock options and other forms of compensation based on the circumstances prevailing at the time of grant, including competitive circumstances, without being bound by a blanket policy that mandates a specific type of compensation.

        The Company conducts business in an array of fields, including media, Internet commerce, and enterprise solutions, among others. Accurate comparisons may not be drawn between the Company and other businesses that compete only within a subset of the fields occupied by the Company. Although the Company does compare its five-year stock price performance against select groups in certain public disclosures such as in this Proxy (as required by law), the board of directors does not believe that the stock prices of these groups necessarily present appropriate bases for indexing stock options at this time. The board of directors believes that indexing the Company's stock options to the performance of competitors whose businesses do not directly match the Company's is an inappropriate and inaccurate tool for structuring compensation and would disrupt the alignment of interests between employees and stockholders, thereby undermining a fundamental purpose of equity compensation. For this reason, it may detract from the Company's ability to attract and retain the most qualified executives.

        The board of directors also believes that the Company should not adopt an indexed stock option policy because of the difficulties that investors would face when comparing the Company's reported executive equity compensation to that of other companies. The rules governing accounting treatment of stock options require different accounting of indexed stock options than of traditional stock options. Furthermore, no single methodology for valuing indexed options is mandated under current accounting rules. As a result, adoption of an indexed stock option program would impair the ability of investors to compare the Company's compensation costs with those of other companies.

        The board of directors does not believe that adopting a blanket policy that mandates a specific type of compensation is currently in the Company's best interests, for the reasons described above. The board of directors and its Compensation Committee should have the discretion to structure individual compensation awards that are in the best interests of the Company, as it enables the Company to continue to attract and retain key executive and employee talent needed to achieve the Company's business objectives. But even if the board of directors were to decide in the future to grant indexed options, it would first consider whether to do so for all senior executives or only for select individuals. The Company would benefit from continued flexibility in this decision making process.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL FOR THE REASONS DESCRIBED ABOVE. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED "AGAINST" THIS PROPOSAL UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE IN VOTING THE PROXY.

PROPOSAL NO. 6
STOCKHOLDER PROPOSAL

        United Brotherhood of Carpenters and Joiners of America, 101 Constitution Ave., N.W., Washington, D.C. 20001, a beneficial owner of 2,500 shares of the Company's common stock, has notified the Company that it intends to present the following proposal at the Annual Meeting:

        Resolved, that the shareholders of Yahoo Inc. ("Company") hereby request that the Company's Board of Directors establish a policy of expensing in the Company's annual income statement the cost of all future stock options issued by the Company.

Statement in Support of Proposal

        Current accounting rules give companies the choice of reporting stock option expenses annually in the company income statement or as a footnote in the annual report (See: Financial Accounting Standards Board Statement 123). Most companies, including ours, report the cost of stock options as a footnote in the annual report, rather than include the option costs in determining operating income. We believe the expensing stocks options would more accurately reflect a company's operational earnings.

        Stock options are an important component of our Company's executive compensation program. Options have replaced salary and bonuses as the most significant element of executive pay packages at numerous companies. The lack of option expensing can promote excessive use of options in a company's compensation plans, obscure and understate the cost of executive compensation and promote the pursuit of corporate strategies designed to promote short-term stock price rather than long-term corporate value.

        A recent report issued by Standard & Poor's indicated that the expensing of stock option grant costs would have lowered Core Earnings at companies they studied by as much as 10%. This report did not specifically consider the effect of expensing stock options on our Company's earnings. "I fear that the failure to expense stock option grants has introduced a significant distortion in reported earnings," stated Federal Reserve Board Chairman Alan Greenspan. Alan Greenspan, Remarks at the 2002 Financial Markets Conference of the Federal Reserve Bank of Atlanta, Sea Island, Georgia (via satellite) (May 3, 2002). In a separate comment, Mr. Greenspan noted that "[r]eporting stock options as expenses is a sensible and positive step toward a clearer and more precise accounting of a company's worth." Globe and Mail, "Expensing Options Is a Bandwagon Worth Joining," (Aug 16, 2002).

Warren Buffett wrote in a New York Times Op-Ed piece on July 24, 2002:

    There is a crisis of confidence today about corporate earnings reports and the credibility of chief executives. And it's justified.

    For many years, I've had little confidence in the earnings numbers reported by most corporations. I'm not talking about Enron and WorldCom—examples of outright crookedness. Rather, I am referring to the legal, but improper, accounting methods used by chief executives to inflate reported earnings…

    Options are a huge cost for many corporations and a huge benefit to executives. No wonder, then, that they have fought ferociously to avoid making a charge against their earnings. Without blushing, almost all C.E.O.'s have told their shareholders that options are cost-free…

    When a company gives something of value to its employees in return for their services it is clearly a compensation expense. And if expenses don't belong in the earnings statement, where in the world do they belong?

Many companies have responded to investors' concerns about their failure to expense stock options. In recent months, more than 100 companies, including such prominent ones as Coca Cola, Washington Post, and General Electric, have decided to expense stock options in order to provide their shareholders more accurate financial statements. Our Company has yet to act. We urge your support.

The Company's Statement in Opposition to Stockholder Proposal No. 6

        The Board of Directors believes this proposal does not serve the best interests of the Company or its stockholders and recommends a vote AGAINST it.

        The board of directors understands and shares the Company's stockholders' need for a conservative and accurate picture of the Company's operational earnings and the true cost of executive compensation programs. At the same time, we believe that investors have an equally compelling need for financial statements that allow accurate comparisons between companies of similar size or within an industry and that accounting should be a good proxy for underlying economics if it is to add transparency to investors. The board of directors believes that the Company should not adopt the fair value method of accounting at this time for several important reasons that conflict with the above stated objectives. First, the lack of a uniform method for computing fair value makes financial statements calculated under this methodology confusing as a comparative tool for investors, and secondly, the fair value method could require the Company to take an expense grossly disproportionate to the actual cost of its stock option compensation. Furthermore, the board of directors believes that the more significant issue of stock option compensation is the actual number of options granted by the Company rather than the accounting treatment related to such grants, and the Company has given a great deal of weight to this matter in formulating its equity compensation policies.

        Current accounting rules give companies the choice of accounting for stock options using the intrinsic value method of accounting, which generally results in no expense for stock option awards, or the fair value method of accounting, which generally results in expense recognition. If the intrinsic value method is used, however, the accounting rules nonetheless require that the impact of the fair value method of accounting be disclosed in the footnotes to the financial statements. We account for our stock-based employee compensation, including stock options, using the intrinsic value method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." The "intrinsic value" of the option is the amount by which the quoted market price of the stock exceeds the exercise price of the option on the date of grant. Historically, our option awards have had zero intrinsic value on the date of grant as the exercise price is set to be equal to the market price of the stock on that date, and as a result, we have recorded no expense for such stock option awards.

        The fair value method, prescribed by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," ("SFAS No. 123") computes compensation expense based on the fair value of the option at the date of grant. "Fair value" is determined using an option-pricing model that takes into account various factors in estimating the value of the option. However, no single methodology is mandated for computing fair value and the provisions of SFAS No. 123 related to the fair value calculation are subject to a range of reasonable interpretations and assumptions which can have a material impact on the calculation of the estimated compensation expense of an option grant. The board of directors believes that the lack of a consistent methodology in this regard would make the economic impact of fair value accounting upon the Company's financial statements confusing to investors, particularly when compared to the financial statements of companies that adopt different methodologies for computing fair value or that continue to use intrinsic value accounting.

        Furthermore, the Company believes that there are serious shortcomings in the methodologies available for computing fair value which would negatively impact the Company relative to other companies and may not accurately reflect the true economic cost to the Company of this form of compensation. For example, application of the widely used Black-Scholes method would result in a stock compensation expense to the Company of approximately $483 million in fiscal 2002. However, more than fifty percent of this stock compensation expense relates to options that have an exercise price above $50 per share, so the impact of this accounting method would artificially impact the Company's financial condition. Additionally, the Black-Scholes method is highly dependent upon such subjective measures as stock price volatility, which would be difficult to estimate for the Company.

        While we will endeavor to identify and implement the most appropriate and beneficial accounting methodology for the Company, we believe our disclosures already provide full information on the implications of the accounting expense of options and that a more significant concern for our stockholders is the actual number of stock options granted each year, rather than the accounting treatment of such options. To this end, the Company substantially reduced the number of stock options it granted (net of cancellations) in fiscal 2002 (relative to its total number of shares outstanding) as compared to the previous fiscal year—from approximately 6% to approximately 2% of the total number of shares of Company stock then outstanding. We are committed to implementing a prudent and conservative stock option policy, both in the initial grant of stock options as well as at the level of their accounting.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL FOR THE REASONS DESCRIBED ABOVE. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED "AGAINST" THIS PROPOSAL UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE IN VOTING THE PROXY.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF
PRINCIPAL STOCKHOLDERS AND MANAGEMENT

        The following table sets forth certain information that has been provided to the Company with respect to beneficial ownership of shares of the Company's Common Stock as of February 14, 2003 for (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director and nominee for director of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation Table of this Proxy Statement (the "Named Executive Officers"), and (iv) all directors and executive officers of the Company as a group.

Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Common Stock Outstanding(2)
FMR Corp. (3) 333 South Hope Street Los Angeles, CA 90071	74,745,328	12.5
Terry S. Semel (4) c/o Yahoo! Inc. 701 First Avenue Sunnyvale, CA 94089	6,983,712	1.2
David Filo (5) c/o Yahoo! Inc. 701 First Avenue Sunnyvale, CA 94089	46,887,875	7.9
Jerry Yang (6) c/o Yahoo! Inc. 701 First Avenue Sunnyvale, CA 94089	40,221,634	6.7
Timothy Koogle (7) c/o Yahoo! Inc. 701 First Avenue Sunnyvale, CA 94089	3,366,419	*
Susan L. Decker (8) c/o Yahoo! Inc. 701 First Avenue Sunnyvale, CA 94089	1,006,242	*
Arthur H. Kern (9) c/o Yahoo! Inc. 701 First Avenue Sunnyvale, CA 94089	867,982	*
Eric Hippeau (10) c/o Softbank Inc. 28 East 28th Street New York, NY 10016	480,784	*

Gregory Coleman (11) c/o Yahoo! Inc. 701 First Avenue Sunnyvale, CA 94089	286,879	*
Wenda Harris Millard (12) c/o Yahoo! Inc. 701 First Avenue Sunnyvale, CA 94089	80,832	*
Edward R. Kozel (13) c/o Yahoo! Inc. 701 First Avenue Sunnyvale, CA 94089	56,833	*
Ronald W. Burkle (14) c/o Yucaipa Companies LLC 9130 West Sunset Blvd. Los Angeles, CA 90069	35,416	*
Gary L. Wilson (15) c/o Yahoo! Inc. 701 First Avenue Sunnyvale, CA 94089	35,416	*
Robert A. Kotick (16) c/o Yahoo! Inc. 701 First Avenue Sunnyvale, CA 94089	40	*
Daniel L. Rosensweig c/o Yahoo! Inc. 701 First Avenue Sunnyvale, CA 94089	0	*
All directors and executive officers as a group (21 persons)(17)	106,951,293	17.4%

*
Less than one percent.

(1)
The number of shares beneficially owned by each person or group as of February 14, 2003 includes shares of Common Stock that such person or group had the right to acquire on or within 60 days after February 14, 2003, including, but not limited to, upon the exercise of options. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.

(2)
For each person and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of the 596,395,899 shares of Common Stock outstanding on February 14, 2003 and the number of shares of Common Stock that such person or group had the right to acquire on or within 60 days of February 14, 2003, including, but not limited to, upon the exercise of options.

(3)
The Schedule 13G filed by FMR Corp with the Securities and Exchange Commission on February 14, 2003 indicates that it was the beneficial owner of 74,745,328 shares of Common Stock with sole dispositive power with respect to 74,745,328 shares of Common Stock, shared dispositive power with respect to 0 shares of Common Stock, sole voting power with respect to 3,973,028 shares of Common Stock and shared voting power with respect to 70,772,300 shares of Common Stock.

(4)
Includes 5,983,332 shares issuable upon exercise of options exercisable within 60 days of February 14, 2003 under the Company's 1995 Stock Plan. Also includes 380 shares held by his children, of which Mr. Semel disclaims beneficial ownership.

(5)
Includes 202,083 shares issuable upon exercise of options exercisable within 60 days of February 14, 2003 under the Company's 1995 Stock Plan. Also includes 98,812 shares held by the David Filo Grantor Retained Annuity Trust, of which Mr. Filo disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(6)
Includes 202,083 shares issuable upon exercise of options exercisable within 60 days of February 14, 2003 under the Company's 1995 Stock Plan. Also includes 3,155 shares held by Mr. Yang's wife, of which he disclaims beneficial ownership.

(7)
Includes 2,370,830 shares issuable upon exercise of options exercisable within 60 days of February 14, 2003 under the Company's 1995 Stock Plan.

(8)
Includes 997,913 shares issuable upon exercise of options exercisable within 60 days of February 14, 2003 under the Company's 1995 Stock Plan.

(9)
Represents 723,816 shares issuable upon exercise of an option exercisable within 60 days of February 14, 2003 under the Company's 1995 Stock Option Plan and 144,166 shares issuable upon exercise of an option exercisable within 60 days of February 14, 2003 under the Company's Directors' Plan.

(10)
Includes 335,360 shares issuable upon exercise of an option exercisable within 60 days of February 14, 2003, which option was granted by SOFTBANK. Mr. Hippeau serves as a Managing Partner of SOFTBANK Capital Partners, a venture fund and affiliate of SOFTBANK. Also includes 144,166 shares issuable upon exercise of options exercisable within 60 days of February 14, 2003 under the Company's Directors' Plan.

(11)
Includes 283,332 shares issuable upon exercise of options exercisable within 60 days of February 14, 2003 under the Company's 1995 Stock Plan. Also includes 3,547 shares held by Mr. Coleman's children, of which he disclaims beneficial ownership.

(12)
Includes 80,832 shares issuable upon exercise of options exercisable within 60 days of February 14, 2003 under the Company's 1995 Stock Plan.

(13)
Includes 40,833 shares issuable upon exercise of options exercisable within 60 days of February 14, 2003 under the Directors' Plan.

(14)
Includes 35,416 shares issuable upon exercise of options exercisable within 60 days of February 14, 2003 under the Directors' Plan.

(15)
Includes 35,416 shares issuable upon exercise of options exercisable within 60 days of February 14, 2003 under the Directors' Plan.

(16)
Includes 40 shares held by his wife, of which Mr. Kotick disclaims beneficial ownership. As of February 14, 2003, Mr. Kotick was not yet a member of our board of directors. Assuming that Mr. Kotick had joined the board of directors on February 14, 2003 rather than on March 11, 2003, Mr. Kotick would have beneficially owned an additional 4,166 shares issuable upon exercise of options exercisable within 60 days of February 14, 2003 under the Directors' Plan.

(17)
Includes 17,991,201 shares issuable upon exercise, by certain directors and executive officers, of options exercisable within 60 days of February 14, 2003, and 335,360 shares held by SOFTBANK that are subject to options held by Mr. Hippeau.

Section 16 Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended December 31, 2002, all Reporting Persons complied with all applicable filing requirements.

Equity Compensation Plan Information

        The following table sets forth information as of December 31, 2002 with respect to shares of the Company's Common Stock that may be issued under the Company's existing equity compensation plans, including our 1995 Stock Plan, 1996 Employee Stock Purchase Plan (the "ESPP") and 1996 Directors' Stock Option Plan, as well as shares of our Common Stock that may be issued under six plans assumed by us in connection with our acquisition of HotJobs.com, Ltd. ("Hotjobs").

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders	130,218,085	$37.14	45,827,361	(1)
Equity compensation plans not approved by security holders (2)	2,266,006	$18.34	0	(3)
Total	132,484,091	$36.82	45,827,361

(1)
Includes 4,106,150 shares of our Common Stock remaining available for future issuance under the ESPP, as of December 31, 2002. An aggregate amount of 1,228,110 shares was purchased under the ESPP in 2002.

(2)
As a result of acquisitions, the Company assumed options to purchase an aggregate of 2,223,966 shares of the Company's common stock outstanding under 14 plans as of December 31, 2002. The weighted average exercise price of these outstanding options is $22.49 per share. In addition to the assumption of options, as a result of the acquisition of Hotjobs in 2002, Yahoo! also assumed the Hotjobs 1999 Stock Option/Stock Issuance Plan, the Hotjobs 2000 Stock Option Plan, the Hotjobs Stock Award Plan, the Resumix 2000 Stock Option Plan, the Resumix 1998 Equity Incentive Plan and the Resumix 1998 Non-Employee Directors' Stock Option Plan. These plans have been terminated, and consequently no further awards will be made under any of the plans under which these options were issued.

(3)
Since the acquisition of Hotjobs, Yahoo! has not granted any further options under these plans, and these plans have been terminated.

EXECUTIVE OFFICER COMPENSATION AND OTHER MATTERS

Summary Compensation Table

        The following table sets forth certain information concerning the compensation earned by Terry Semel, the Company's Chief Executive Officer and the four other most highly compensated individuals who served as executive officers of the Company during the fiscal year ended December 31, 2002, and each such individual for the Company's two preceding fiscal years.

	Annual Compensation			Long-Term Compensation
Awards
Name and Principal Position	Year	Salary($)	Bonus ($)	Securities Underlying Options(#)	All Other Compensation ($)(1)
Terry S. Semel Chairman and Chief Executive Officer	2002 2001 2000	450,000 254,853 —	895,500 — —	2,800,000 11,000,000 —	1,290 128,679 —
Gregory Coleman Executive Vice President, Media and Sales	2002 2001 2000	500,000 519,712 —	562,500 1,250,000 —	100,000 650,000 —	117,112 59,262 —
Susan L. Decker Executive Vice President, Finance and Administration, and Chief Financial Officer	2002 2001 2000	425,000 295,000 126,202	518,750 — —	1,350,000 750,000 625,000	3,050 3,081 19,039
Wenda Harris Millard Chief Sales Officer	2002 2001 2000	400,000 100,000 —	687,419 — —	70,000 200,000 —	450 612 —
Daniel L. Rosensweig Chief Operating Officer	2002 2001 2000	342,949 — —	500,000 — —	1,600,000 — —	87,738 — —

(1)
Represents for Mr. Semel, relocation payments of $127,766 for 2001 and group term life insurance premiums of $1,290 for 2002 and $913 for 2001; for Mr. Coleman, Company contributions under the Company's 401(k) Plan of $2,750 for 2002, group term life insurance premiums of $450 for 2002 and $319 for 2001, and relocation payments of $113,912 for 2002 and $58,943 for 2001; for Ms. Decker, Company contributions under the Company's 401(k) Plan of $2,750 for 2002 and $2,625 for 2001, group term life insurance premiums of $300 for 2002, $270 for 2001 and $158 for 2000, relocation payment of $16,000 for 2000, and health club reimbursement of $186 and $256 for 2001 and 2000; for Ms. Millard, Company contributions under the Company's 401(k) Plan of $500 for 2001 and group term life insurance premiums of $450 for 2002 and $112 for 2001; and for Mr. Rosensweig, relocation payment of $87,525 for 2002 and group term life insurance premium of $213 for 2002.

Option Grants in Last Fiscal Year

        The following table provides certain information with respect to stock options granted to the Named Executive Officers during the fiscal year ended December 31, 2002. In addition, as required by SEC rules, the table sets forth the hypothetical gains that would exist for the shares subject to such options based on assumed annual compounded rates of stock price appreciation during the option term.

Individual Grants
			Percent of Total Options Granted to Employees in Fiscal Year(%)(3)			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(2)
Number of Securities Underlying Options Granted(#)(1)
Name				Exercise Price Per Share ($/sh)	Expiration Date
						5%($)	10%($)
Terry S. Semel	2,000,000 800,000	(4) (5)	7.00 2.80	12.92 16.46	7/11/12 12/11/12	16,250,637 8,281,284	41,182,305 20,986,401
Gregory Coleman	100,000	(5)	0.35	16.46	12/11/12	1,035,161	2,623,300
Susan L. Decker	500,000 500,000 350,000	(5) (5) (5)	1.75 1.75 1.22	14.35 15.65 16.46	4/25/12 6/20/12 12/11/12	4,512,319 4,921,100 3,623,062	11,435,102 12,471,035 9,181,550
Wenda Harris Millard	70,000	(5)	0.24	16.46	12/11/12	724,612	1,836,310
Daniel L. Rosensweig	1,250,000 350,000	(6) (7)	4.37 1.22	14.61 16.46	4/24/12 12/11/12	11,485,188 3,623,062	29,105,722 9,181,550

(1)
Upon the occurrence of certain change in control events (as described in the 1995 Stock Plan), outstanding options that are not assumed or substituted will become vested.

(2)
The potential realizable value illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the market price per share from the date of grant to the end of the option term. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the Common Stock and the timing of option exercises, as well as the optionee's continued employment through the vesting period. The gains shown are net of the option exercise price, but do not include deductions for taxes and other expenses payable upon the exercise of the option or for sale of underlying shares of Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.

(3)
The Company granted stock options representing approximately 28,590,504 shares of Common Stock to employees in the fiscal year ended December 31, 2002, and does not include stock options representing approximately 3,725,000 shares of Common Stock assumed by the Company in connection with its acquisition of HotJobs.com, Ltd.

(4)
Option vests ratably each month over a period of two years.

(5)
Option vests ratably each month over a period of four years.

(6)
Option vests over a period of four years. One-fourth of the shares subject to the option vests on the first anniversary of the date of hire with remainder of the option vesting ratably each month thereafter.

(7)
Option vests over a period of four years. One-twelfth of the shares subject to the option vests on the first anniversary of the date of hire with the remainder of the shares vesting ratably each month thereafter.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

        The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during the fiscal year ended December 31, 2002. In addition, the table sets forth the number of shares covered by unexercised stock options held by the Named Executive Officers as of December 31, 2002, and the value of "in-the-money" stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option as of December 31, 2002.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)
					Value of Unexercised In-the Money Options at Fiscal Year-End ($)(1)
	Number of Shares Acquired on Exercise (#)
Name		Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Terry S. Semel	—	—	4,874,998	8,925,002	3,502,910	10,467,090
Gregory Coleman	—	—	227,083	522,917	725,810	1,762,690
Susan L. Decker	—	—	791,665	1,933,335	1,247,289	3,657,711
Wenda Harris Millard	—	—	58,333	211,667	414,748	1,007,252
Daniel L. Rosensweig	—	—	—	1,600,000	—	2,175,000

(1)
Value is based on the $16.35 per share closing price of the Company's Common Stock on the Nasdaq Stock Market on December 31, 2002, less the exercise price.

Employment Contracts, Termination of Employment and Change in Control Arrangements

        The Company has entered into agreements with each of Mr. Koogle and Mr. Nazem, our Executive Vice President, Engineering and Chief Technical Officer, that provide, in the event of certain change-in-control transactions, for the acceleration of options held by such person whereby each such option shall become exercisable to the extent of the number of shares that would otherwise vest if the officer remained employed by the Company or its successor for two years after the effective date of the transaction, subject to certain conditions, including the optionee's acceptance of a comparable two-year employment contract with the acquiring party and certain non-competition agreements. In March 2001, the Company entered into an agreement with Mr. Coleman pursuant to which, Mr. Coleman is entitled to certain reimbursement of relocation expenses, including a mortgage subsidy. In March 2003, the Company entered into a letter agreement with Mr. Coleman amending the terms of that agreement. Under the terms of the new letter agreement, Mr. Coleman's base salary for 2003 was reduced to $450,000 and, in lieu of the mortgage subsidy, Mr. Coleman is entitled to a payment of $23,000 upon the first anniversary, $16,000 upon the second anniversary and $8,000 upon the third anniversary, of his closing escrow on the purchase of a home in the Bay Area. The payments will be grossed up with respect to taxes payable by Mr. Coleman and are conditioned upon the continued employment of Mr. Coleman with the Company. In April 2002, the Company entered into an employment agreement with Mr. Rosensweig to become Chief Operating Officer of the Company. Under the terms of the agreement, Mr. Rosensweig is to receive a base salary of at least $500,000 for the calendar years 2002 and 2003, and a base salary of at least $550,000 for the calendar year 2004. In addition, Mr. Rosensweig is eligible to receive an annual bonus of up to $500,000, but not less than $250,000 for calendar years 2002 and 2003, a grant of options to purchase 1,250,000 shares of Common Stock, and reimbursement of relocation expenses, including a loan from the Company to purchase a principal residence in the Bay Area in the principal amount of $1,000,000 (further described in "Certain Transactions" below) and a mortgage subsidy. The agreement also provides that, subject to certain conditions, Mr. Rosensweig will be entitled to an amount equal to 24 months of his then base salary and a pro rata portion of his minimum annual bonus, in the event Mr. Rosensweig's employment with the Company is terminated prior to the second anniversary of his date of employment, without Cause, or

Mr. Rosensweig terminates his employment for Good Reason, as such terms are defined in the agreement (Mr. Rosensweig's employment agreements were filed as an exhibit to the Company's quarterly report on Form 10-Q for the period ended June 30, 2002). In April 2002, we entered into a special retention bonus plan with Mr. Rosensweig under which Mr. Rosensweig will receive a $675,000 annual bonus payment in April 2003, a $525,000 annual bonus payment in April 2004 and a $150,000 annual bonus in April 2005 and 2006, if he is then employed by us. If, prior to the fourth anniversary of employment with the Company, Mr. Rosensweig's employment with the Company is terminated without Cause or Mr. Rosensweig terminates his employment for Good Reason, as such terms are defined in Mr. Rosensweig's employment agreement, Mr. Rosensweig will, subject to certain conditions, be entitled to receive the remaining retention bonus, which would have been available to him had Mr. Rosensweig remained employed through his fourth anniversary of employment with the Company.

        Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee, the Audit Committee Report and the Stock Performance Graph which follows shall not be deemed to be "Soliciting Material," is not deemed "filed" with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in such filings.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

        During 2002, the Compensation Committee of the Company's board of directors consisted of Eric Hippeau, as Chairman, Arthur H. Kern and Michael Moritz. In March 2003, Mr. Moritz resigned from the Compensation Committee and was replaced by Mr. Wilson. The Compensation Committee, which is composed of non-employee directors, reviews, recommends and approves changes to the Company's compensation policies and benefits programs, administers the Company's stock option plans, including approving stock option grants, and otherwise seeks to ensure that the Company's compensation philosophy is consistent with the Company's best interests and is properly implemented. Compensation determinations for executive officers who are subject to the provisions of Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, are independently reviewed and approved by the Executive Officer Compensation Subcommittee of the board of directors, which during 2002 consisted of Messrs. Kern and Moritz.

Compensation Philosophy and Review

        The Company's compensation philosophy for executive officers serves two principal purposes: (i) to provide a total compensation package for executive officers that is competitive with the current market for executive talent and enables the Company to attract and retain key executive and employee talent needed to achieve the Company's business objectives and (ii) to link executive compensation to improvements in Company performance and increases in stockholder value as measured principally by the trading price of the Company's Common Stock.

        In determining executive compensation levels at the annual compensation review in December 2002, the Compensation Committee relied upon publicly available compensation information and informal survey information obtained by the Company's management with respect to other Internet-related companies and other relevant companies. The Compensation Committee did not determine it necessary to, and did not attempt to, specifically analyze compensation levels at companies included in the index under the caption, "Performance Graph."

Elements of Executive Officer Compensation

        The Company's executive compensation consists primarily of salary, a 401(k) plan, health insurance and similar benefits, and the award of stock options. The Company has in the past and continues to emphasize the award of stock options in its executive compensation policy. The Compensation Committee believes that in the highly competitive, emerging markets in which the Company operates, equity-based compensation is an important incentive for outstanding executive performance and encourages the alignment of management and stockholder long-term interests.

Executive Officer Salaries.

        Base salaries are evaluated annually for all executive officers, including the Chief Executive Officer. In determining the appropriate salary levels for such officers, the Compensation Committee considers, among other factors, the officer's scope of responsibility, prior experience, past performance, and data on prevailing compensation levels in relevant markets for executive talent. Based upon the findings of the annual compensation review, the Compensation Committee approved salary adjustments for executive officers effective January 1, 2003. The Compensation Committee believes these salary adjustments appropriately reflect the added complexity of the Company's operations and the associated increase in officer responsibility, officer performance and compensation levels for comparable companies considered by the Compensation Committee.

        In determining Mr. Semel's compensation, the Compensation Committee reviewed Mr. Semel's compensation package in comparison with the compensation packages of Chief Executive Officers of selected high technology and media companies. Additionally, the Compensation Committee awarded Mr. Semel a bonus in the amount of $37,500 in connection with the salary adjustment (for the retroactive period of October to January) described above and a bonus in the amount of $858,000 based on performance during the year. In July and December of 2002, the Compensation Committee granted Mr. Semel options to purchase an additional 2,800,000 shares of Common Stock, as discussed in further detail below.

        The Compensation Committee believes that the base salary levels of the executive officers, including Mr. Semel's, during the year 2002 were at or below the median of base salary levels for comparable companies considered in the survey data and informal information reviewed by the Compensation Committee.

Stock Option Grants.

        As noted above, the Company has in the past relied substantially on long-term equity-based compensation as an important means of compensating and incentivizing its executive officers. It is the Company's practice to set option exercise prices for officers at not less than 100% of the fair market value of the Common Stock on the date of grant. Thus, the value of the stockholders' investment in the Company must appreciate before an optionee receives any financial benefit from the option. Options are generally granted for a term of ten years.

        In determining the number of shares subject to the stock option grants to executive officers, the Compensation Committee considers various subjective factors primarily relating to the responsibilities of the individual officers, and relating to their expected future contributions, and the number of shares owned by the officer or which continue to be subject to vesting under outstanding options previously granted to such officer. In addition, the Compensation Committee examines the quantity and type of equity incentives held by each officer relative to the other officers' equity positions and their tenure, responsibilities, experience, and value to the Company. As part of the 2002 annual compensation review, the seventh consecutive year of the review, the Compensation Committee approved a grant to Mr. Semel of options to purchase 800,000 shares of the Company's Common Stock, based upon, among other factors, the Compensation Committee's positive assessment of Mr. Semel's performance during 2002, including the Company's improved financial performance. In addition, the Compensation Committee approved the grant of options to Mr. Semel in July 2002 for 2,000,000 shares of the Company's Common Stock. The Compensation Committee noted in particular, the completion of a number of significant strategic alliances and relationships, the completion of the Company's acquisition of HotJobs.com, the Company's redefining of its business services and products, the continued broadening of the global user reach of the Company's network of services and the continued success in the recruiting and hiring of other key employees. Also, as part of the 2002 annual compensation review, the Compensation Committee granted all executive officers of the Company as a group (excluding Mr. Semel) additional options to purchase an aggregate, of 2,750,000 shares of the Company's Common Stock. These options generally vest ratably over a four-year period.

Policy on Deductibility of Compensation

        Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, limits the tax deductibility by a corporation of compensation in excess of $1 million paid to its Chief Executive Officer and any other of its four most highly compensated executive officers. However, compensation which qualifies as "performance-based" is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the corporation's stockholders.

        It is the Company's policy to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax law. However, the Company intends to retain the flexibility necessary to provide total cash compensation in line with competitive practice, the Company's compensation philosophy, and the Company's best interests and may from time to time pay compensation to its executive officers that may not be deductible.

By the Compensation Committee of the Board of Directors,
Eric Hippeau (Chairman) Arthur H. Kern Gary L. Wilson

AUDIT COMMITTEE REPORT

        The audit committee of the Company's board of directors (the "Audit Committee") consists of three non-employee directors, Edward R. Kozel, as chairman, Arthur H. Kern and Gary L. Wilson, each of whom has been determined to be independent under the National Association of Securities Dealers' Listing Standards. The Audit Committee is a standing committee of the board of directors and operates under a written charter adopted by the board of directors, which is included as Annex A to this Proxy Statement. Among its other functions, the Audit Committee, subject to stockholder ratification, has the authority and responsibility to retain and terminate the engagement of the Company's independent accountants.

        Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        During fiscal 2002, at each of its meetings, the Audit Committee met with the senior members of the Company's financial management team and the independent accountants. The Audit Committee's agenda is established by the Audit Committee's chairman and senior members of the Company's financial management team. The Audit Committee held private sessions, at certain of its meetings, with the Company's independent accountants, at which candid discussions of financial management, accounting and internal control issues took place. The Audit Committee has reviewed with management and the independent accountants the audited consolidated financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees."

        The Company's independent accountants also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Committee discussed with the independent accountants that firm's independence and considered whether the non-audit services provided by the independent accountants are compatible with maintaining its independence.

        Based on the Audit Committee's discussion with management and the independent accountants, and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the board of directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company's Board of Directors,
Edward R. Kozel (Chairman) Arthur H. Kern Gary L. Wilson

FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT

        For the fiscal year ended December 31, 2002, PricewaterhouseCoopers LLP, our independent accountant, billed the approximate fees set forth below.

Audit Fees

        Aggregate fees for services rendered in connection with its audit of the Company's consolidated financial statements as of and for the years ended December 31, 2002 and 2001 and its limited reviews of the Company's unaudited condensed consolidated interim financial statements were $1.8 million and $2.4 million, respectively.

Audit Related Fees

        Aggregate fees for audit related services were $0.8 million and $0.8 million during the years ended December 31, 2002 and 2001, respectively.

Tax Fees

        Aggregate fees for tax services were $0.8 million and $1.5 million during the years ended December 31, 2002 and 2001, respectively.

All Other Fees

        Aggregate fees for services other than those reported in the above three categories were $30,000 and $7.0 million (principally relating to financial information systems design and implementation), during the years ended December 31, 2002 and 2001, respectively.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        There currently are no employee directors on the Compensation Committee. The following non-employee directors serve on the Compensation Committee: Eric Hippeau, Arthur H. Kern and Gary L. Wilson.

        Mr. Hippeau is a Managing Partner of SOFTBANK Capital Partners, an affiliate of SOFTBANK America, Inc., which held approximately 4.4% of the Company's Common Stock at December 31, 2002. Mr. Moritz is a general partner of Sequoia Capital and served as a member of our board of directors until March 2003.

Yahoo! Japan

        SOFTBANK America, Inc. is a wholly-owned subsidiary of SOFTBANK Holdings, which is a wholly-owned subsidiary of SOFTBANK Corp. ("SOFTBANK"). In April 1996, the Company and SOFTBANK signed a joint venture agreement, which was amended in September 1997, whereby Yahoo! Japan Corporation ("Yahoo! Japan") was formed to develop and operate a version of the Yahoo! Internet Guide localized for Japan. As of September 30, 2002, the Company owned approximately 34% and SOFTBANK owned approximately 50% of the equity of Yahoo! Japan. Yahoo! Japan became a public company in November 1997. Contemporaneous with entering into the joint venture agreement, in April 1996, the Company entered into a license agreement with Yahoo! Japan, whereby the Company licenses certain uses of the Yahoo! brand and business model to Yahoo! Japan on an exclusive basis in Japan in exchange for licensing fees. Pursuant to the terms of the license agreement, Yahoo! Japan pays to the Company a fixed percentage of Yahoo! Japan net revenues. During 2002, the Company received payments from Yahoo! Japan totaling approximately $6.8 million under the licensing agreement. Jerry Yang, (an executive officer and a Director of the Company) is a member of the board of directors of Yahoo! Japan.

        In August 2002, the Company repurchased approximately 11.1 million shares of the Company's Common Stock from SOFTBANK America. In connection with this private transaction, the Company paid SOFTBANK America approximately $100 million. At December 31, 2002, SOFTBANK America held approximately 4.4% of the Company's Common Stock.

        In June 2002, the Company entered into an agreement with Yahoo! Japan with respect to the sale of certain advertising and services on the FIFAworldcup website. In connection with this agreement, the Company received approximately $500,000 from Yahoo! Japan.

        In September 2001, in connection with the sale by the Company of an equity interest in an entity to Yahoo! Japan, the Company entered into a Hosting Services Agreement with Yahoo! Japan through September 2002 whereby Yahoo! Japan paid the Company approximately $300,000.

Yahoo! Korea

        In August 1997, the Company, Yahoo! Japan, Softbank Korea and SOFTBANK entered into a joint venture agreement whereby Yahoo! Korea Corporation ("Yahoo! Korea") was formed to develop and operate a version of the Yahoo! Internet Guide localized for Korea, develop related online navigational services, and conduct related business. The Company owns approximately 67% of Yahoo! Korea. In addition to the joint venture agreement, in November 1997, the Company entered into a license agreement with Yahoo! Korea, whereby the Company licenses certain uses of the Yahoo! brand and business model to Yahoo! Korea on an exclusive basis in Korea in exchange for licensing fees. Pursuant to the terms of the license agreement, Yahoo! Korea pays to the Company a fixed percentage of Yahoo! Korea net revenues. During 2002, the Company received payments from Yahoo! Korea totaling approximately $860,000 under the licensing agreement.

Yahoo! Europe

        The Company and SOFTBANK Europe Holdings, Inc. ("SOFTBANK EU HOLDINGS") entered into a joint venture agreement, dated November 1996, whereby Yahoo! UK Ltd. ("Yahoo! UK"), Yahoo! France SAS ("Yahoo! France") and Yahoo! Deutschland Gmbh ("Yahoo! Deutschland") were formed to create localized versions of the Yahoo! Internet Guide for European users. Contemporaneous with entering into the joint venture agreement in November 1996, the Company entered into licensing agreements with Yahoo! UK, Yahoo! France and Yahoo! Deutschland, whereby the Company licenses certain uses of the Yahoo! brand and business model to Yahoo! UK, Yahoo! France and Yahoo! Deutschland, in their respective markets on an exclusive basis in exchange for a fixed annual payment. The Company owns approximately 70% of Yahoo! UK, Yahoo! France and Yahoo! Deutschland.

        In October 2000, Ziff-Davis Inc. ("Ziff-Davis") merged with and into a wholly-owned subsidiary of CNET Networks, Inc. ("CNET"). Prior to the merger, SOFTBANK America, Inc. was the majority owner of Ziff-Davis, Jerry Yang (an executive officer and director of the Company) was a member of the Ziff-Davis Board of Directors, and Mr. Hippeau was Ziff-Davis' Chief Executive Officer as well as the Chairman of its board of directors. In connection with the merger, Mr. Yang and Mr. Hippeau resigned from the board of directors of Ziff-Davis, and Mr. Hippeau was appointed to the board of directors of CNET. In September 2002, the Company entered into an agreement with CNET pursuant to which the Company will pay CNET approximately $158,000 for advertising services on the CNET network. In addition, the Company paid CNET an aggregate of approximately $244,000 in license fees for data and content. In April 2002, Daniel Rosensweig, formerly the president of CNET, joined Yahoo! as Chief Operating Officer.

        The Company is an investor in SOFTBANK Capital Partners LP, a venture capital fund which is sponsored by SOFTBANK Corp. The Company invested $18 million in 1999, $14.4 million in 2000 and $1.8 million in 2001 in SOFTBANK Capital Partners LP.

        In 2001, the Company entered into a partnership agreement with SB Europe Partners LLC and other limited partners for the creation of SB Europe Ventures LP. The Company invested approximately $445,000 in such fund. In January 2002, the Company withdrew its participation in SB Europe Ventures LP and received a full refund of its investment.

        Entities affiliated with SOFTBANK and SOFTBANK Capital Partners LP are stockholders of Global Sports, Inc. ("Global Sports"), Dovebid Inc. ("DoveBid"), E-LOAN, Inc. ("E-LOAN"), National Leisure Group Inc. ("National Leisure Group"), E*Trade Securities Incorporated ("E*Trade"), 1-800-Flowers.com, Inc. ("1-800-Flowers.com"), Net2Phone Inc. ("Net2Phone"), Odimo Incorporated, doing business as Diamond.com ("Diamond.com"), and InsWeb Corporation ("InsWeb"). Additionally, Mr. Hippeau, a member of our board of directors, is a member of the board of directors of Diamond.com. The Company engaged in the following transactions with these companies in 2002:

          In January 2002, the Company entered into an agreement with Global Sports pursuant to which the Company provided promotional services to Global Sports for payment of approximate $700,000.

          In November 2002, the Company entered into an agreement with E-LOAN providing for an integrated promotion on Yahoo! with an approximate value of $1.0 million.

          In September 2000, the Company entered into an agreement with National Leisure Group pursuant to which the parties maintain a co-branded website and the Company provided advertising and promotional services to National Leisure Group. In connection with this agreement, the Company received a warrant to purchase shares of National Leisure Group capital stock with an aggregate exercise price of approximately $2.0 million and received approximately $1.0 million in 2002. The Company renewed this agreement in November 2002, which provides for a payment from National Leisure Group to Yahoo! of approximately $800,000.

          In February 2002, the Company entered into a marketing services agreement with E*Trade pursuant to which the Company received approximately $3.2 million.

          In September 2002, the Company entered into an advertising agreement with 1-800-Flowers.com. The Company received approximately $1.5 million in 2002 in connection with this agreement.

          In July 2000, the Company entered into an agreement pursuant to which, among other things, Net2Phone provides certain voice-over Internet protocol and other phone-related services to the Company. In 2002, the Company paid Net2Phone approximately $231,000 in connection with this agreement.

          In May 2000, the Company entered into an agreement with Diamond.com, which was subsequently amended in November 2000, February 2002 and December 2002, pursuant to which the Company provided advertising and promotional services to Diamond.com in exchange for payments in the approximate aggregate amount of $387,000.

          In February 1998, the Company entered into a license and content agreement with InsWeb, which the Company subsequently amended in August and September 2002. During 2002, the Company also provided advertising services to InsWeb. In connection with these advertising services and the license and content agreement, the Company received approximately $1.0 million from InsWeb.

        Sequoia Capital is a stockholder of Internet Wire Incorporated ("Internet Wire") and Google Inc. ("Google"). Mr. Moritz serves as a director of Google and served as a director of Yahoo! until March 2003. The Company engaged in the following transactions with these companies in 2002:

          In April 2002, the Company entered into an agreement with Google pursuant to which Google provided the Company advertising and promotional services for a payment of $187,000. In June 2000, the Company entered into an agreement with Google, which was subsequently extended in June 2002, and amended in July 2002, pursuant to which Google provides web search services and the Company provides branding and promotional services. In connection with this agreement in 2002, the Company incurred expenses of approximately $13.2 million for web searches provided by Google, and Google paid the Company an aggregate of approximately $1.6 million for branding, advertising and promotional services.

          In August 2000, the Company entered into an agreement with Internet Wire pursuant to which Internet Wire distributes content to the Company. The Company also provided advertising for Internet Wire in 2001. Under these agreements, Internet Wire paid the Company approximately $272,000 in 2002.

        Mr. Kotick, a member of our board of directors, is Chairman and Chief Executive Officer of Activision, Inc. ("Activision") and serves as a member of the board of directors of Macromedia, Inc. ("Macromedia"). In July 2002, the Company entered into a license and distribution agreement with Activision, pursuant to which the Company paid Activision approximately $100,000 in 2002. In September 2002, the Company entered into a technology and marketing agreement with Macromedia in exchange for advertising services from the Company valued at approximately $75,000.

        Mr. Bostock, a nominee to the Company's board of directors, is a member of the board of directors of Unicast, Inc. ("Unicast"). In July 2002, the Company entered into an agreement with Unicast, pursuant to which Unicast provided the Company with advertising services and technology. In connection with this agreement, the Company paid to Unicast approximately $206,000 in 2002.

        See Proposal No. 1 "Election of Directors" for a discussion of certain information with respect to all outside directors, including directors serving on the Compensation Committee.

        The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than terms that could have been obtained from unaffiliated third parties. The board of directors has established a policy that requires that all transactions between the Company and its officers, directors and principal stockholders and their affiliates must be approved by a majority of the disinterested members of the board of directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

PERFORMANCE GRAPH

        The following graph compares, for the five year period ending December 31, 2002, the cumulative total stockholder return for the Company, the Nasdaq Stock Market (U.S. companies) Index (the "Nasdaq Market Index"), the Goldman Sachs Internet Index (the "GIN") and the Standard & Poor's 500 Stock Index (the "S&P 500 Stock Index"). Measurement points are the last trading day of each of the Company's fiscal years ended December 31, 1997, December 31, 1998, December 31, 1999, December 29, 2000, December 31, 2001 and December 31, 2002. The graph assumes that $100 was invested on December 31, 1997 in the Common Stock of the Company, the Nasdaq Market Index, the GIN and the S&P 500 Stock Index and assumes reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

$3,000.00
$2,500.00
$2,000.00
$1,500.00
$1,000.00
$500.00
$0.00
12/31/97
12/31/98
12/31/99
12/29/00
12/31/01
12/31/02
Yahoo! Inc.
NASDAQ Market Index
GIN
S&P 500 Index

Measurement Point	Yahoo! Inc.	Nasdaq Market Index	GIN	S&P 500 Index
12/31/1997	$100.00	$100.00	$100.00	$100.00
12/31/1998	$684.30	$139.63	$313.47	$126.67
12/31/1999	$2,499.28	$259.13	$659.25	$151.40
12/29/2000	$347.29	$157.32	$168.09	$136.05
12/31/2001	$204.94	$124.20	$97.11	$118.31
12/31/2002	$188.88	$85.05	$69.12	$90.66

        In previous years, the Company has compared the performance of its Common Stock in its performance graph against the JP Morgan/H&Q Internet Index. As of March 2002, this index is no longer published. The Company has chosen not to replace the comparison of the Company's total cumulative stock return with the cumulative stock return on the JP Morgan/H&Q Internet Index in its performance graph (included above) for its fiscal year ended December 31, 2002. As a result, as required by applicable rules of the Securities and Exchange Commission, the Company has included a transitional graph. The transitional graph below shows a comparison of cumulative total stockholder returns for the Company's Common Stock with the cumulative total return on the Nasdaq Market Index, S&P 500 Stock Index, the GIN and the JP Morgan/H&Q Internet Index through December 31, 2001. The graph assumes that $100 was invested on December 31, 1996 in the Common Stock of the Company and in each, and the reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

$18,000.00
$16,000.00
$14,000.00
$12,000.00
$10,000.00
$8,000.00
$6,000.00
$4,000.00
$2,000.00
$0.00
12/31/96
12/31/97
12/31/98
12/31/99
12/29/00
12/31/01
Yahoo! Inc.
NASDAQ Market Index
GIN
S&P 500 Index
HQ Internet

Measurement Point	Yahoo! Inc.	Nasdaq Market Index	GIN	S&P 500 Index	HQ Internet
12/31/1996	$100.00	$100.00	$100.00	$100.00	$100.00
12/31/1997	$611.03	$121.64	$108.29	$131.01	$134.20
12/31/1998	$4,181.25	$169.84	$339.45	$165.95	$312.43
12/31/1999	$15,271.32	$315.20	$713.89	$198.35	$1,083.27
12/29/2000	$2,122.06	$191.36	$182.02	$178.24	$416.81
12/31/2001	$1,252.24	$151.07	$105.16	$154.99	$268.19

CERTAIN TRANSACTIONS

        The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements require the Company to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Company.

        In April 2002, in connection with his relocation to California as a result of his joining Yahoo!, Mr. Rosensweig, our Chief Operating Officer, entered into a non-interest bearing term loan with us in the principal amount of $1,000,000. The loan to Mr. Rosensweig is secured by his principal place of residence. Payment of the entire principal of $1,000,000 is due on April 30, 2006. The maximum indebtedness of Mr. Rosensweig to us during 2002 was $1,000,000.

        Certain other transactions are described under the caption "Compensation Committee Interlocks and Insider Participation."

STOCKHOLDER PROPOSALS FOR 2004 ANNUAL STOCKHOLDERS' MEETING

        Proposals of stockholders intended to be included in the Company's Proxy Statement for the Company's 2003 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by Yahoo! Inc., Attn: Secretary at 701 First Avenue, Sunnyvale, California 94089 no later than December 16, 2003. In order for proposals of stockholders made outside of Rule 14a-8 under the Exchange Act to be considered "timely" within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Secretary at the above address by February 29, 2004. The Company's Bylaws require that proposals of stockholders intended to be considered at the 2004 Annual Meeting of Stockholders but not included in the Company's Proxy Statement for that meeting be received by the Company at the above address no earlier than February 16, 2004 and no later than March 17, 2004; provided, however, if the 2004 Annual Meeting is held earlier than April 16, 2004 or later than July 15, 2004, proposals must be received no earlier than the 90th day prior to the date of the 2004 Annual Meeting and no later than the 60th day prior to the date of the 2004 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2004 Annual Meeting is first made.

HOUSEHOLDING

        As permitted by applicable law, only one copy of this Proxy Statement is being delivered to stockholders residing at the same address, unless such share owners have notified the Company of their desire to receive multiple copies of the Proxy Statement.

        The Company will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Investor Relations, Yahoo! Inc., 701 First Avenue, Sunnyvale, California 94089 or by telephone at (408) 349-3300.

        Stockholders who share an address can request the delivery of a single copy of this Proxy Statement or a single copy of the Company's annual report upon written request. Such request should be directed to Investor Relations, Yahoo! Inc., 701 First Avenue, Sunnyvale, California 94089.

OTHER MATTERS

        The board of directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

        It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, sign and promptly return the accompanying proxy card in the enclosed envelope or vote their shares by telephone or over the Internet.

        The form of proxy and this Proxy Statement have been approved by the board of directors and are being mailed and delivered to share owners by its authority.

By Order of the Board of Directors,

Jonathan K. Sobel Senior Vice President, General Counsel and Secretary

Sunnyvale, California
April 15, 2003

Annex A

YAHOO! INC.

Charter for the Audit Committee
of the Board of Directors

Authority

        The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Yahoo! Inc. (the "Company") is established pursuant to Article 4.1 of the Company's Amended Bylaws and Section 141 (c) of the Delaware General Corporation Law.

Purpose

        The purposes of the Committee are to:

  1.
  Assist Board oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditors' qualifications and independence, and (iv) the performance of the Company's internal audit function and independent auditors; and

  2.
  Prepare the report that Securities and Exchange Commission ("SEC") rules require be included in the Company's annual proxy statement.

        While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or determining whether the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Such activities are the responsibility of management and the Company's independent auditors. The Committee does not itself prepare financial statements or perform audits or auditing services, and its members are not auditors, certifiers of the Company's financial statements or guarantors of the Company's independent auditors' reports. It is not the duty or responsibility of the Committee to insure that the Company complies with all laws and regulations. Each member of the Committee shall be entitled to rely on (a) the integrity of those persons and organizations within and outside of the Company from which it receives information, (b) the accuracy of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board) and (c) representations made by management as to any audit and non-audit services provided by the independent auditors to the Company.

        The independent auditors for the Company are accountable to the Board and the Committee, as representatives for the stockholders. The Committee has the ultimate authority and responsibility to retain and terminate the Company's independent auditors (subject, if applicable, to stockholder ratification) in connection with the provision of all audit and non-audit related services.

Charter Review

        The Committee will review and reassess the adequacy of this charter at least once per year. Additionally, to the extent and in the manner that the Company is legally required to do by the rules of the SEC, this charter (as then constituted) shall be publicly filed.

Membership

        The Committee shall be comprised of at least three members of the Board each of whom has been affirmatively determined in the business judgment of the Board to qualify as independent directors ("Independent Directors") under (a) the rules of the New York Stock Exchange (the "NYSE") and the rules of the National Association of Securities Dealers' Nasdaq Stock Market ("Nasdaq") (the rules of NYSE and Nasdaq, taken together, "Applicable Listing Rules") and (b) the Company's Corporate Governance Guidelines. Such members will be elected by and serve at the pleasure of the Board.

        The Board shall designate the Chairperson of the Committee, provided that if the Board does not so designate a Chairperson, the members of the Committee, by majority vote, may designate a Chairperson. Each member of the Committee shall be "financially literate" under the Applicable Listing Rules, as such qualifications are interpreted by the Board in its business judgment. At least one member of the Committee shall have "accounting or related financial management expertise", under the Applicable Listing Rules, as such qualifications are interpreted by the Board in its business judgment. In addition, at least one member of the Committee should be an "audit committee financial expert," as such term is defined in the rules and regulations promulgated by the SEC. The name of the person(s) designated as "audit committee financial expert" (or, if no member of the Committee is an "audit committee financial expert", the reasons why the Committee does not have a member who is an "audit committee financial expert"), and whether such "audit committee financial expert(s)" are independent of management shall be disclosed in the Company's public filings and as otherwise required under Applicable Listing Rules and applicable law.

        No member of the Committee may be an affiliated person of the Company or of any of its subsidiaries and no member of the Committee may beneficially own 20% or more of the Company's voting stock (or be a general partner, controlling stockholder or officer of any such holder).

        No director may serve as a member of the Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee.

        Any vacancy of the Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy. No member of the Committee shall be removed except by majority vote of the Board.

        The Board will determine, as necessary, any further requirements for membership on the Committee in the exercise of its business judgment.

Compensation

        Committee members shall receive no compensation from the Company other than fees as members of the Board and of committees of the Board in accordance with Applicable Listing Rules.

Meetings

        The timing and frequency of the Committee meetings will be determined by the Committee; however, the Committee will meet at least once each quarter. The presence in person or by telephone of a majority of the Committee's members shall constitute a quorum for any meeting of the Committee. All actions of the Committee will require the vote of a majority of its members present at the meeting of the Committee at which a quorum is present. The Committee will meet with the independent auditors and the Company's internal auditor upon the completion of the annual audit to review the independent auditors' examination and management report. The Committee shall meet at such other times as it deems appropriate. The Committee, at its discretion, may ask members of management, the Company's counsel, or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary.

        At least once each quarter, the Committee shall meet separately with management, independent auditors and the Company's internal auditor of the Company to discuss any matters that the Committee or any of these persons or firms believes should be discussed privately.

Duties and Responsibilities

        In carrying out its duties and responsibilities, the Committee's policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. The following are within the authority of the Committee:

1.
Appoint, retain and terminate, in its sole discretion, (subject, if applicable, to stockholder ratification), the firm of independent auditors to audit the consolidated financial statements of the Company and its subsidiaries for each fiscal year;

2.
Review and, in its sole discretion, approve in advance the Company's independent auditors' annual engagement letter, including all proposed audit, audit-related, tax and other fees, as such terms are defined by the SEC and defined in the Applicable Listing Rules and the Sarbanes-Oxley Act of 2002 (the "Act") (which approval should be made after receiving input from the Company's management) and the rules and regulations promulgated thereunder. Approval of audit and permitted audit-related, tax and other services may also be made by one or more members of the Committee as shall be designated by the Chairperson of the Committee and the person(s) granting such approval shall report such approval to the Committee at the next scheduled meeting;

3.
Obtain at least annually from the Company's independent auditors and review a written report describing:

(a)
the independent auditors' internal quality-control procedures;

(b)
any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

(c)
(to enable an assessment of the independent auditors' independence) all relationships between the independent auditors and the Company (including a description of each category of services provided by the independent auditors to the Company—including audit services, audit-related services, tax services and other services permitted to be performed for the Company by the independent auditor;

        The Committee should present its conclusions with respect to the above matters to the Board. The Committee should also present to the Board its review and evaluation of the lead audit partner of the independent auditors, and its views on whether there should be a regular rotation of the independent auditors. In assessing the qualifications, performance and independence of the lead audit partner and the independent auditors, the Committee shall take into account the opinions of management and the Company's internal auditor.

4.
Oversee the independence of the Company's independent auditors by, among other things:

(a)
actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors, and taking appropriate action to satisfy itself of the auditors' independence;

(b)
ensuring that neither of the lead audit partner or concurring audit partner responsible for the audit of the Company's financials statements has performed audit services for the Company in each of the preceding five consecutive fiscal years of the Company;

(c)
ensuring that the chief executive officer, controller, chief financial officer, chief accounting officer (or other person serving in an equivalent position) at the Company or any other person serving in a financial reporting oversight role at the Company, was not, within one year prior to the initiation of the audit, an employee of the independent auditor who participated in any capacity in the Company's audit; and

(d)
considering whether there should be a regular rotation of the Company's independent auditors;

5.
Instruct the Company's independent auditors that they are ultimately accountable to the Committee and that the Committee is responsible for the appointment (subject, if applicable, to stockholder ratification), evaluation and termination of the Company's independent auditors;

6.
Obtain and review the annual audit plan of the Company's independent auditors, including the scope of audit activities, and monitor such plan's progress and results during the year;

7.
Review the results of the year-end audit of the Company, including any comments or recommendations of the Company's independent auditors;

8.
Review with management, the Company's independent auditors and the Company's internal auditor, the following:

(a)
the Company's annual audited financial statements and quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", and any major issues related thereto;

(b)
critical accounting policies and such other accounting policies of the Company as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body, including any financial reporting issues which could have a material impact on the Company's financial statements;

(c)
major issues regarding accounting principles and financial statements presentations, including (A) any significant changes in the Company's selection or application of accounting principles and (B) any analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the ramifications and effects of applying alternative generally accepted accounting principles in the preparation of the Company's financial statements;

(d)
all alternative treatments of financial information that have been discussed by the independent auditors and management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the auditors;

(e)
all other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences; and

(f)
the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

9.
Review with the chief executive officer, chief financial officer, internal auditor and independent auditors, periodically, the following:

(a)
all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data, including any material weaknesses in internal controls identified by the Company's independent auditors;

(b)
any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls; and

(c)
any significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses;

10.
Attempt to resolve all disagreements between the Company's independent auditors and management regarding financial reporting;

11.
Review on a regular basis with the Company's independent auditors any problems or difficulties encountered by the independent auditors in the course of any audit work, including management's response with respect thereto, any restrictions on the scope of the independent auditors' activities or on access to requested information and any significant disagreements with management. In connection therewith, the Committee may consider reviewing with the independent auditors the following:

(a)
any accounting adjustments that were noted or proposed by the independent auditors but were rejected by management (as immaterial or otherwise);

(b)
any communications between the audit team and the independent auditors' national office respecting auditing or accounting issues presented by the engagement; and

(c)
any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditors to the Company;

12.
Confirm that the Company's interim financial statements included in Quarterly Reports on Form 10-Q have been reviewed by the Company's independent auditors;

13.
Review:

(a)
the adequacy and effectiveness of the Company's accounting and internal control policies and procedures on a regular basis, including the responsibilities, budget and staffing of the Company's internal audit function, through inquiry and discussions with the Company's independent auditors, internal auditor and management of the Company; and

(b)
the yearly report prepared by management, and attested to by the Company's independent auditors, assessing the effectiveness of the Company's internal control structure and procedures for financial reporting and stating management's responsibility to establish and maintain such structure and procedures, prior to its inclusion in the Company's annual report;

14.
Review with management the Company's administrative, operational and accounting internal controls, including any special audit steps adopted in light of the discovery of material control deficiencies, and evaluate whether the Company is operating in accordance with its prescribed policies, procedures and codes of conduct;

15.
Receive periodic reports from the Company's independent auditors and management of the Company to assess the impact on the Company of significant accounting or financial reporting developments that may have a bearing on the Company;

16.
Establish and maintain free and open means of communication between and among the Board, the Committee, the Company's independent auditors, the Company's internal auditor and management, including providing such parties with appropriate opportunities to meet separately and privately with the Committee on a periodic basis;

17.
Review the Company's earnings press releases (especially the use of non-GAAP financial measures as defined by SEC rules), as well as financial information and earnings guidance provided by the Company to analysts and rating agencies (which review may be done generally (i.e., discussion of the types of information to be disclosed and type of presentations to be made), it being understood that the Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance);

18.
Establish clear hiring policies by the Company for the hiring of employees or former employees of the Company's independent auditors;

19.
Discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company's exposure to financial risk and the steps management has taken to monitor and control such exposures;

20.
Meet at least annually with the General Counsel, and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Company;

21.
Prepare the report required by the rules of the SEC to be included in the Company's annual proxy statement;

22.
Review the Company's policies relating to the avoidance of conflicts of interest and review past or proposed transactions between the Company and members of management as well as policies and procedures with respect to officers' expense accounts and perquisites, including the use of corporate assets. The Committee shall consider the results of any review of these policies and procedures by the Company's independent auditors;

23.
Review the Company's program to monitor compliance with the Company's Code of Business Conduct and Ethics and its Code of Ethics for Senior Financial Officers, and meet periodically with the Company's General Counsel to discuss compliance with such Codes;

24.
Obtain from the Company's independent auditors any information pursuant to Section 10A of the Securities Exchange Act of 1934;

25.
Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

26.
Secure independent expert advice to the extent the Committee determines it to be appropriate, including retaining, with or without Board approval, independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities, the cost of such independent expert advisors to be borne by the Company;

27.
Report regularly to the Board on its activities, as appropriate. In connection therewith, the Committee should review with the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors, or the performance of the internal audit function;

28.
Prepare and review with the Board an annual performance evaluation of the Committee, which evaluation must compare the performance of the Committee with the requirements of this charter, and set forth the goals and objectives of the Committee for the upcoming year. The evaluation should include a review and assessment of the adequacy of the Committee's charter. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the Chairperson of the Committee or any other member of the Committee designated by the Committee to make this report; and

29.
Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

Minutes and Reports

        The Committee will, to the extent deemed appropriate, record summaries of its recommendations to the Board in written form that will be incorporated as a part of the minutes of the Board.

Other Tasks and Responsibilities

        The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

        The Committee shall also have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities, in connection with this authority, the Committee shall have the authority to retain such outside counsel, experts and other advisors as it determines appropriate to assist in the full performance of its duties.

        The Committee may, at its sole discretion, commit Committee and Company resources to further the training of Committee members to remain abreast of current accounting and financial management policy, rules and developments.

Annex B

YAHOO! INC.

1995 STOCK PLAN
(AS AMENDED SEPTEMBER 1996, MAY 1999, APRIL 2002 AND APRIL 2003)

        1.    Purposes of the Plan.    The purposes of this 1995 Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries and to promote the success of the Company's business. To accomplish the foregoing, the Plan provides that the Company may grant Options, Indexed Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Dividend Equivalents (each as hereinafter defined). Options granted under the Plan may be incentive stock options (as defined under Section 422 of the Code) or nonstatutory stock options, as determined by the Administrator at the time of grant of an Option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder.

        2.    Definitions.    As used herein, the following definitions shall apply:

  (a)
  "Administrator" means the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

  (b)
  "Affiliate" shall mean an entity (including a partnership or limited liability company) in which the Company, directly or indirectly through any subsidiary, owns an equity interest, but which entity is not a Subsidiary.

  (c)
  "Applicable Laws" has the meaning set forth in Section 4(a) of the Plan.

  (d)
  "Award" means an award of Options, Indexed Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Dividend Equivalents (each as defined below).

  (e)
  "Board" means the Board of Directors of the Company.

  (f)
  "Cause" shall have such meaning as determined by the Administrator or as provided in the applicable award agreement. Determination of Cause shall be made by the Administrator in its sole discretion.

  (g)
  "Code" means the Internal Revenue Code of 1986, as amended.

  (h)
  "Committee" means the Committee appointed by the Board of Directors in accordance with Section 4(a) of the Plan.

  (i)
  "Common Stock" means the common stock of the Company.

  (j)
  "Company" means Yahoo! Inc., a California corporation.

  (k)
  "Consultant" means any person, but not including a Non-Employee Director, who is engaged by the Company or any Parent, Subsidiary or Affiliate to render services and is compensated for such services.

  (l)
  "Continuous Status as an Employee or Consultant" means the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Subsidiaries or their respective successors. For purposes of this Plan, a change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute an interruption of Continuous Status as an Employee or Consultant.

  (m)
  "Director" means a member of the Board.

  (n)
  "Dividend Equivalent" means a right granted under Section 14 of the Plan to receive Shares as dividends paid with respect to a specified number of Shares.

  (o)
  "Employee" means any person, including Named Executives, Officers and Directors, employed by the Company or any Parent, Subsidiary or Affiliate of the Company, with the status of employment determined based upon such minimum number of hours or periods worked as shall be determined by the Administrator in its discretion, subject to any requirements of the Code. The payment of a director's fee by the Company to a Director shall not be sufficient to constitute "employment" of the Director by the Company.

  (p)
  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  (q)
  "Fair Market Value" means, as of any date, the fair market value of Common Stock determined as follows:

  (i)
  If the Common Stock is listed on any established stock exchange or a national market system including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, its Fair Market Value shall be the closing sales price for such stock as quoted on such system on the date of determination (if for a given day no sales were reported, the closing bid on that day shall be used), as such price is reported in The Wall Street Journal or such other source as the Administrator deems reliable;

  (ii)
  If the Common Stock is quoted on the Nasdaq System (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the bid and asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

  (iii)
  In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

  (r)
  "Five Percent Limit" has the meaning set forth in Section 4(e)(viii) of the Plan.

  (s)
  "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable written option agreement.

  (t)
  "Indexed Option" means an Option with an exercise price which either increases by a fixed percentage over time or changes by reference to a published index, as determined by the Administrator and set forth in the applicable written option agreement.

  (u)
  "Named Executive" means any individual who, on the last day of the Company's fiscal year, is the chief executive officer of the Company (or is acting in such capacity) or among the four highest compensated officers of the Company (other than the chief executive officer). Such officer status shall be determined pursuant to the executive compensation disclosure rules under the Exchange Act.

  (v)
  "Non-Employee Director" shall mean a Director who is not an Employee.

  (w)
  "Non-Performance Restricted Stock" has the meaning set forth in Section 11(b) of the Plan.

  (x)
  "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable written option agreement.

  (y)
  "Option" means a stock option granted pursuant to the Plan and includes an Indexed Option.

  (z)
  "Optioned Stock" means the Common Stock subject to an Option or Restricted Stock.

  (aa)
  "Optionee" means an Employee or Consultant who receives an Option or Restricted Stock.

  (bb)
  "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code, or any successor provision.

  (cc)
  "Plan" means this 1995 Stock Plan.

  (dd)
  "Reporting Person" means an Officer, Director, or greater than ten percent shareholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

  (ee)
  "Restricted Period" has the meaning set forth in Section 11(b) of the Plan.

  (ff)
  "Restricted Stock" means shares of Common Stock acquired pursuant to Section 11 of the Plan.

  (gg)
  "Restricted Stock Pool" has the meaning set forth in Section 3 of the Plan.

  (hh)
  "Restricted Stock Unit" means the right to receive in cash or Shares the Fair Market Value of a Share of Common Stock granted pursuant to Section 12 of the Plan.

  (ii)
  "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, as the same may be amended from time to time, or any successor provision.

  (jj)
  "Share" means a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.

  (kk)
  "Stock Appreciation Right" means any right granted under Section 13 of the Plan.

  (ll)
  "Stock Exchange" means any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time.

  (mm)
  "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code, or any successor provision.

        3.    Stock Subject to the Plan.    Subject to the provisions of Section 16 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 287,000,000 shares of Common Stock, of which twenty percent (20%) may be issued as Restricted Stock pursuant to grants under the Plan (the "Restricted Stock Pool.") The Shares may be authorized, but unissued, or reacquired Common Stock. If an Award should expire, become forfeited or become unexercisable for any reason without having been exercised or nonforfeitable in full, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. In addition, any Shares of Common Stock which are retained by the Company upon exercise of an Option or Restricted Stock in order to satisfy the exercise or purchase price for such Option or Restricted Stock or any withholding taxes due with respect to such exercise shall be treated as not issued and shall continue to be available under the Plan.

        4.    Administration of the Plan.

  (a)
  Multiple Administrative Bodies. If permitted by Rule 16b-3 and by the legal requirements relating to the administration of incentive stock option plans, if any, of applicable securities laws and the Code (collectively the "Applicable Laws"), grants under the Plan may be made by different bodies with respect to Directors, Officers who are not Directors and Employees or Consultants who are not Reporting Persons.

  (b)
  Administration With Respect to Reporting Persons. With respect to grants of Options or Restricted Stock to Employees or Consultants who are Reporting Persons, grants under the Plan shall be made by (A) the Board, if the Board may make grants under the Plan in compliance with Rule 16b-3, or (B) a Committee designated by the Board to make grants under the Plan, which committee shall be constituted in such a manner as to permit grants under the Plan to comply with Rule 16b-3, to qualify grants of Options to Named Executives as performance-based compensation under Section 162(m) of the Code and otherwise so as to satisfy the Applicable Laws.

  (c)
  Administration With Respect to Other Persons. With respect to grants of Options or Restricted Stock to Employees or Consultants who are not Reporting Persons, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which committee shall be constituted in such a manner as to satisfy the Applicable Laws.

  (d)
  General. If a Committee has been appointed pursuant to this Section 4, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws, and, in the case of a Committee appointed under subsection (b), to the extent permitted by Rule 16b-3, and to the extent required under Section 162(m) of the Code to qualify grants of Options to Named Executives as performance-based compensation.

  (e)
  Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, including the approval, if required, of any Stock Exchange, the Administrator shall have the authority, in its discretion:

  (i)
  to determine the Fair Market Value of the Common Stock, in accordance with Section 2(q) of the Plan;

  (ii)
  to select the Consultants and Employees to whom Awards may from time to time be granted hereunder;

  (iii)
  to determine whether and to what extent Options, Indexed Options, Stock Appreciation Rights, Restricted Stock Units, Dividend Equivalents or Restricted Stock or any combination thereof are granted hereunder;

  (iv)
  to determine the number of Shares of Common Stock, if any, to be covered by each Award granted hereunder;

  (v)
  to approve forms of agreement for use under the Plan;

  (vi)
  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder, including, but not limited to, the share price and any restriction or limitation, the vesting of any Option or the acceleration of vesting or waiver of a forfeiture restructure, based in each case on such factors as the Administrator shall determine, in its sole discretion;

  (vii)
  to determine whether and under what circumstances an Option may be settled in cash instead of Common Stock;

  (viii)
  to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted; provided, however, that (A) this authority shall extend to no more than five percent (5%) of the maximum aggregate number of Shares that may be issued under the Plan (the "Five Percent Limit"), which shall be reduced by the number of Shares underlying outstanding Restricted Stock Awards granted under Section 11(b)(ii) of the Plan, as described therein, and (B) the Administrator may not exercise its authority under this Section 4(e)(viii) in excess of the Five Percent Limit (as reduced pursuant to Section 11(b)(ii) of the Plan) without prior stockholder approval.

    (ix)
    to determine the terms and restrictions applicable to Restricted Stock and the Restricted Stock purchased by exercising such Restricted Stock; and

    (x)
    to construe and interpret the terms of the Plan and awards granted pursuant to the Plan; and

    (xi)
    in order to fulfill the purposes of the Plan and without amending the Plan, to modify Awards to participants who are foreign nationals or employed outside of the United States in order to recognize differences in local law, tax policies or customs.

  (f)
  Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all holders of any Award.

        5.    Eligibility.

  (a)
  Recipients of Grants. Awards may be granted to eligible Employees and Consultants; provided, however, that no person subject to the reporting requirements of Section 16 of the Exchange Act may receive an Award unless such person is employed by or a consultant to the Company or any Parent or Subsidiary. Incentive Stock Options may be granted only to Employees, provided, however, that Employees of an Affiliate shall be not be eligible to receive Incentive Stock Options. An Employee or Consultant who has been granted an Option or Restricted Stock may, if he or she is otherwise eligible, be granted additional Options or Restricted Stock.

  (b)
  Type of Option. Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares subject to an Incentive Stock Option shall be determined as of the date of the grant of such Option.

  (c)
  No Employment Rights. The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with such Optionee's right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

        6.    Term of Plan.    The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in Section 23 of the Plan. It shall continue in effect until May 16, 2013, unless sooner terminated under Section 19 of the Plan.

        7.    Term of Option.    The term of each Option shall be the term stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement and provided further that, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the written option agreement.

        8.    Limitation on Grants to Employees.    Subject to adjustment as provided in this Plan, the maximum number of Shares which may be subject to Options granted to any one Employee under this Plan for any fiscal year of the Company shall be 15,000,000.

        9.    Option Exercise Price and Consideration.

  (a)
  Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board and set forth in the applicable agreement, but shall be subject to the following:

  (i)
  In the case of an Incentive Stock Option that is:

  (A)
  granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

  (B)
  granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

  (ii)
  In the case of a Nonstatutory Stock Option, other than an Option that is designated as an Indexed Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant. In the case of an Indexed Option, the Administrator shall determine the exercise price of such Indexed Option and the terms and conditions that affect, if any, any adjustments to the exercise price of such Indexed Option.

  (b)
  Permissible Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash, (2) check, (3) promissory note, (4) other Shares that (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender or such other period as may be required to avoid a charge to the Company's earnings, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) to the extent permitted under Applicable Laws, authorization for the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (6) to the extent permitted under Applicable Laws, delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price and any applicable income or employment taxes, (7) any combination of the foregoing methods of payment, or (9) such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

        10.    Exercise of Option.

  (a)
  Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, and reflected in the written option agreement, which may include vesting requirements and/or performance criteria with respect to the Company and/or the Optionee.

            An Option may not be exercised for a fraction of a Share.

            An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and the Company has received full payment for the Shares with respect to which the Option is exercised. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 9(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, not withstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 16 of the Plan.

            Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

  (b)
  Termination of Employment or Consulting Relationship. Subject to Section 10(c), in the event of termination of an Optionee's Continuous Status as an Employee or Consultant with the Company, such Optionee may, but only within three (3) months after the date of such termination (or such other period of time as is determined by the Administrator, but not less than thirty (30) days after the date of such termination and not later than the expiration date of the term of such Option as set forth in the Option Agreement, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option and not exceeding three (3) months after the date of such termination), exercise his or her Option to the extent that the Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate. No termination shall be deemed to occur and this Section 10(b) shall not apply if (I) the Optionee is a Consultant who becomes an Employee; or (ii) the Optionee is an Employee who becomes a Consultant.

  (c)
  Disability of Optionee. Notwithstanding Section 10(b) above, in the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of his or her total and permanent disability (within the meaning of Section 22(e)(3) of the Code), Optionee may, but only within twelve (12) months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

  (d)
  Death of Optionee. In the event of the death of an Optionee during the period of Continuous Status as an Employee or Consultant, or within thirty (30) days following the termination of the Optionee's Continuous Status as an Employee or Consultant, the Option may be exercised, at any time within twelve (12) months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death or, if earlier, the date of termination of the Continuous Status as an Employee or Consultant. To the extent that Optionee was not entitled to exercise the Option at the date of death or termination, as the case may be, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

  (e)
  Extension of Exercise Period. Notwithstanding the limitations set forth in Sections 10(b), (c) and (d) above, the Administrator has full power and authority to extend the period of time for which any Option granted under the Plan is to remain exercisable following termination of an Optionee's Continuous Status as an Employee or Consultant from the limited period set forth in the written option agreement to such greater period of time as the Administrator shall deem appropriate; provided, however, that in no event shall such Option be exercisable after the specified expiration date of the Option term.

  (f)
  Rule 16b-3. Options granted to Reporting Persons shall comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption for Plan transactions.

  (g)
  Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

        11.    Restricted Stock.

  (a)
  Grant of Restricted Stock. Restricted Stock may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will grant an award of Restricted Stock under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the Restricted Period (as defined in Section 11(b) below) applicable to such award, the imposition, if any, of any performance-based condition or other restriction on an award of Restricted Stock, the number of Shares that such person shall be entitled to purchase, the price to be paid, if any, and the time within which such person must accept such offer, which shall in no event exceed thirty (30) days from the date upon which the Administrator made the determination to grant the Restricted Stock. The prospective recipient of an Award of Restricted Stock shall not have any rights with respect to any such Award, unless and until such recipient has executed an award agreement, in the form determined by the Administrator, evidencing the Award. Shares purchased pursuant to the grant of a Restricted Stock shall be referred to herein as "Restricted Stock."

  (b)
  Lapse of Restrictions. With respect to an Award of Restricted Stock, the Administrator shall prescribe in the award agreement, the period in which such Restricted Stock becomes nonforfeitable (the "Restricted Period").

  (i)
  Subject to Section 11(b)(ii) below, with respect to an Award of Restricted Stock that becomes non-forfeitable due to the lapse of time ("Non-Performance Restricted Stock"), any such Award shall have a Restricted Period that is at least three (3) years from the date of the award; provided, however, that the Administrator may provide, in its sole discretion, that upon the termination of such recipient's employment with the Company, any Parent or any Subsidiary, by the Company (or any Parent or any Subsidiary) without Cause, such Restricted Period shall be deemed to have lapsed and such award of Restricted Stock shall be non-forfeitable on the recipient's termination date. With respect to an award of Restricted Stock that becomes non-forfeitable due to the satisfaction of certain pre-established performance-based objectives or any condition imposed by the Administrator other than the lapse of time, the measurement date of whether such performance-based objectives or other conditions have been satisfied shall be a date no earlier than the first anniversary of the date of the award.

  (ii)
  Notwithstanding any provision to the contrary, twenty five percent (25%) of the Shares underlying Awards in the Restricted Stock Pool shall be subject to such terms and conditions, including provisions regarding non-forfeitability, as the Administrator shall, in its sole discretion, determine. These Awards shall not be subject to the provisions of Section 11(b)(i) above. Notwithstanding the foregoing, the number of Shares underlying outstanding Awards under this Section 11(b)(ii) plus the number of Shares pursuant to which the Administrator has exercised its authority pursuant to Section 4(e)(viii) of the Plan, without obtaining prior stockholder approval, may not, in the aggregate exceed the Five Percent Limit.

  (c)
  Certificates. Each recipient who is granted an Award of Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, which certificate shall be registered in the name of the recipient and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award; provided that the Company may require that the stock certificates evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Stock, the participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

  (d)
  Rights as a Shareholder. Except as otherwise provided in an Award Agreement, the participant shall possess all incidents of ownership with respect to Shares of Restricted Stock during the Restricted Period, including the right to receive or reinvest dividends with respect to such Shares and to vote such Shares. Certificates for unrestricted Shares shall be delivered to the participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such Awards of Restricted Stock except as the Administrator, in its sole discretion, shall otherwise determine.

  (e)
  Nontransferability. During the Restricted Period, the recipient of such award shall not be permitted to sell, transfer, pledge, hypothecate or assign shares of Restricted Stock awarded under the Plan except by will or the laws of descent and distribution. Any attempt to dispose of any Restricted Stock in contravention of any such restrictions shall be null and void and without effect.

  (f)
  Other Provisions. The Restricted Stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock purchase agreements need not be the same with respect to each purchaser.

        12.    Restricted Stock Units.

  (a)
  General. Restricted Stock Units may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the Restricted Unit Period (as defined in Section 12(b) below) applicable to an award, the imposition, if any, of any performance-based condition or other restriction on an award, the number of Restricted Stock Units that such person shall be entitled to and the time within which such person must accept such offer, which shall in no event exceed thirty (30) days from the date upon which the Administrator made the determination to grant the Restricted Stock Units. The offer shall be accepted by execution of a Restricted Stock Units award agreement in the form determined by the Administrator.

  (b)
  Lapse of Restrictions. With respect to an award of Restricted Stock Units, which becomes non-forfeitable due to the lapse of time, the Administrator shall prescribe in the award agreement, the period in which such Restricted Stock becomes nonforeitable (the "Restricted Unit Period"). Notwithstanding any provision to the contrary, the Restricted Unit Period shall be a period which is at least three (3) years from the date of the award. With respect to an award of Restricted Stock Unit, which becomes non-forfeitable due to the satisfaction of certain pre-established performance-based objectives or any other conditions imposed by the Administrator, the measurement date of whether such performance-based objectives or other conditions have been satisfied shall be a date no earlier than the first anniversary of the date of the award.

  (c)
  Rights as a Stockholder. A recipient who is awarded Restricted Stock Units shall possess no incidents of ownership with respect to such Units; provided that the award agreement may provide for payments in lieu of dividends to such recipient.

  (d)
  Other Provisions. The Restricted Stock Units award agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Units award agreements need not be the same with respect to each purchaser.

        13.    Stock Appreciation Rights.

  (a)
  Grant. Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the recipients to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either at the same time as the Award or at a later time. Stock Appreciation Rights shall not be exercisable earlier than six months after the date of grant.

  (b)
  Exercise and Payment. A Stock Appreciation Right shall entitle the recipient to receive an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the grant price thereof. The Administrator shall determine whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.

  (c)
  Other Terms and Conditions. Subject to the terms of the Plan and any applicable award agreement, the Administrator shall determine, at or after the grant of a Stock Appreciation Right, the term, methods of exercise, methods and form of settlement, and any other terms and conditions of any Stock Appreciation Right. Any such determination by the Administrator may be changed by the Administrator from time-to-time and may govern the exercise of Stock Appreciation Rights granted or exercised prior to such determination as well as Stock Appreciation Rights granted or exercised thereafter. The Administrator may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

        14.    Dividend Equivalents.    The Administrator is authorized to grant to eligible Employees and Consultants Dividend Equivalents, which enable such Employees and Consultants the right to receive Shares as dividends paid with respect to a specified number of Shares. The Administrator may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued; provided, however, that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying awards to which they relate. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

        15.    Stock Withholding to Satisfy Withholding Tax Obligations.    At the discretion of the Administrator, Optionees may satisfy withholding obligations as provided in this paragraph. When an Optionee incurs tax liability in connection with an Option or Restricted Stock, which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by one or some combination of the following methods: (a) by cash payment, or (b) out of Optionee's current compensation, (c) if permitted by the Administrator, in its discretion, by surrendering to the Company Shares that (I) in the case of Shares previously acquired from the Company, have been owned by the Optionee for more than six months on the date of surrender, and (ii) have a fair market value on the date of surrender equal to or less than Optionee's marginal tax rate times the ordinary income recognized, or (d) by electing to have the Company withhold from the Shares to be issued upon exercise of the Option, or the Shares to be issued in connection with Restricted Stock, if any, that number of Shares having a fair market value equal to the amount required to be withheld. For this purpose, the fair market value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date").

        Any surrender by a Reporting Person of previously owned Shares to satisfy tax withholding obligations arising upon exercise of this Option must comply with the applicable provisions of Rule 16b-3.

        All elections by an Optionee to have Shares withheld to satisfy tax withholding obligations shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

  (a)
  the election must be made on or prior to the applicable Tax Date;

  (b)
  once made, the election shall be irrevocable as to the particular Shares of the Option or Restricted Stock as to which the election is made; and

  (c)
  all elections shall be subject to the consent or disapproval of the Administrator.

        In the event the election to have Shares withheld is made by an Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option or Restricted Stock is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

        16.    Adjustments Upon Changes in Capitalization, Corporate Transactions.

  (a)
  Changes in Capitalization. Subject to any required action by the shareholders of the Company, (i) the number of shares of Common Stock covered by each outstanding Award, (ii) the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Award or otherwise, (iii) the maximum number of shares of Common Stock for which Awards may be granted to any Employee under the Plan, (iv) the price per share of Common Stock covered by each such outstanding Award, (v) the number of shares of Common Stock that may be granted in the form of Restricted Stock, including the number that may be granted that are not subject to Section 11(b)(i) of the Plan, and (vi) the number of shares of Common Stock subject to Options with respect to which the Administrator may reduce the exercise price, as provided in Section 4(e)(viii) of the Plan, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

  (b)
  Corporate Transactions. In the event of the proposed dissolution or liquidation of the Company, each Award will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. Additionally, the Administrator may, in the exercise of its sole discretion in such instances, declare that any Award shall terminate as of a date fixed by the Administrator and that each Award shall be vested and non-forfeitable and any conditions on each such Award shall lapse, as to all or any part of such Award, including Shares as to which the Award would not otherwise be exercisable or non-forfeitable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each Award shall be assumed or an equivalent Award shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Award shall be vested and non-forfeitable and any conditions on each such Award shall lapse, as to all or any part of such Award, including Shares as to which the Award would not otherwise be exercisable or non-forfeitable. If the Administrator makes an Award exercisable or non-forfeitable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the recipient that such Award shall be exercisable for a period of thirty (30) days from the date of such notice, and thereafter will terminate upon the expiration of such period.

        17.    Non-transferability of Awards.    An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution; provided, however, that the Administrator may, in its discretion, grant transferable Nonstatutory Stock Options pursuant to option agreements specifying (i) the manner in which such Nonstatutory Stock Options are transferable and (ii) that any such transfer shall be subject to the Applicable Laws. Except as otherwise provided by the Administrator, an Award may only be exercised or purchased during the lifetime of the recipient of the Award or a transferee of a Nonstatutory Stock Option as permitted by this Section 17.

        18.    Time of Granting of an Award.    The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award, or such other date as is determined by the Board. Notice of the determination shall be given to each Employee or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

        19.    Amendment and Termination of the Plan.

  (a)
  Amendment and Termination. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax, securities or regulatory law or requirement with which the Board intends the Plan to comply or if such amendment constitutes a "material amendment." For purposes of the Plan, a "material amendment" shall mean an amendment that (i) materially increases the benefits accruing to participants under the Plan, (ii) materially increases the number of securities that may be issued under the Plan, or (iii) materially modifies the requirements for participation in the Plan.

  (b)
  Effect of Amendment or Termination. Notwithstanding the foregoing, any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

        20.    Conditions Upon Issuance of Shares.    Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any Stock Exchange.

        21.    Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        22.    Agreements.    Awards shall be evidenced by written agreements in such form as the Administrator shall approve from time to time.

        23.    Shareholder Approval.

        Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law and the rules of any stock exchange upon which the Shares are listed.

        24.    Unfunded Status of Plan.

        The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a participant by the Company, nothing contained herein shall give any such participant any rights that are greater than those of a general creditor of the Company.

        25.    Governing Law.

        The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

PROXY

YAHOO!

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF YAHOO! INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 16, 2003

        The undersigned stockholders of Yahoo! Inc. (the "Company"), a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 15, 2003, and hereby appoints Jonathan K. Sobel and Susan L. Decker, and each or either of them, as proxies, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2003 Annual Meeting of Stockholders of the Company to be held on Friday, May 16, 2003, at 10:00 a.m., local time, at the Santa Clara Marriott Hotel, located at 2700 Mission College Boulevard, Santa Clara, California and at any postponement or adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to cast if personally present, on the reverse side.

        ANY STOCKHOLDER COMPLETING THIS PROXY THAT FAILS TO MARK ONE OF THE BOXES FOR THE PROPOSAL WILL BE DEEMED TO HAVE GIVEN THE PROXY HOLDERS COMPLETE DISCRETION IN VOTING HIS, HER, OR ITS SHARES FOR SUCH PROPOSAL AT THE MEETING, OR, IN THE CASE OF ELECTION OF DIRECTORS, FOR EACH OF THE LISTED NOMINEES. IF A BOX IS CHECKED, YOUR SHARES SHALL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

YAHOO! INC.
c/o EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Voter Control Number
Your vote is important. Please vote immediately.
VOTE-by-INTERNET OR		VOTE-by-TELEPHONE
1.	Log on to the Internet and go to http://www.eproxyvote.com/yhoo	1.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)
2.	Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.	2.	Enter your Voter Control Number listed above and follow the easy recorded instructions.
If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

The Company's Board of Directors recommends a vote FOR each of the directors listed below and a vote FOR proposals 2 and 3 and AGAINST proposals 4, 5 and 6.

The Board of Directors recommends a vote FOR proposals 1, 2 and 3.		The Board of Directors recommends a vote AGAINST proposals 4, 5 and 6.
1. Election of Directors. Nominees:				FOR	AGAINST	ABSTAIN
(01) Terry S. Semel, (02) Jerry Yang, (03) Roy J. Bostock, (04) Ronald Burkle, (05) Eric Hippeau, (06) Arthur H. Kern, (07) Robert A. Kotick, (08) Edward R. Kozel, (09) Gary L. Wilson.		4.	Stockholder proposal regarding the Company's Stockholder Rights Plan.	☐	☐	☐
FOR ALL NOMINEES ☐	WITHHOLD AUTHORITY FROM ALL NOMINEES ☐	5.	Stockholder proposal regarding indexed options.	☐	☐	☐
☐ For all nominees, except vote withheld as noted above.		6.	Stockholder proposal regarding expensing of options.	☐	☐	☐
2. Amendment of 1995 Stock Plan.		In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
FOR AGAINST ABSTAIN
☐ ☐ ☐		MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐			MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐
3. Ratification of Independent Accountants.
FOR AGAINST ABSTAIN
☐ ☐ ☐

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Signature:	Date:	Signature:	Date:

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 AMENDMENT TO THE 1995 STOCK PLAN
PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
PROPOSAL NO. 4 STOCKHOLDER PROPOSAL
PROPOSAL NO. 5 STOCKHOLDER PROPOSAL
PROPOSAL NO. 6 STOCKHOLDER PROPOSAL
INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
EXECUTIVE OFFICER COMPENSATION AND OTHER MATTERS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PERFORMANCE GRAPH
CERTAIN TRANSACTIONS
STOCKHOLDER PROPOSALS FOR 2004 ANNUAL STOCKHOLDERS' MEETING
HOUSEHOLDING
OTHER MATTERS
  Annex A
Charter for the Audit Committee of the Board of Directors
  Annex B
1995 STOCK PLAN (AS AMENDED SEPTEMBER 1996, MAY 1999, APRIL 2002 AND APRIL 2003)